As filed with the Securities and Exchange Commission on April 2, 2018

FILE NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY

(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1221 N Street, Suite 200,

Lincoln, Nebraska 68508

(800) 525-9287

(Address and Phone Number of Registrant’s Principal Executive Office)

ROBYN WYATT

LINCOLN BENEFIT LIFE COMPANY

1221 N Street, Suite 200

Lincoln, NE 68508

1-800-525-9287

(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Deferred annuity interests and participating interests therein	$8,128,862	$1.00	$0	$0

(1)	The Contract does not provide for a predetermined amount or number of units.
(2)	This filing is being made under the Securities Act of 1933 to register $8,128,862 of deferred annuity interests and participating interests therein. The interests being registered herein are carried over, as unsold securities, from an existing Form S-1 registration statement of the same issuer (333-203372) filed on April 13, 2015. Because a filing fee of $945 previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File No. 333-203372), initially filed on April 13, 2015, by Lincoln Benefit Life Company. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 30, 2018

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 30, 2018

CONSULTANT I PROSPECTUS DATED APRIL 30, 2018

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions about persistency and lapses, which could negatively impact the Company’s performance. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results.

We establish and hold reserves to pay future policy benefits and claims. The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium, investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”).

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act into legislation, which made significant changes to federal income tax laws for life insurance companies. The issuance of further administrative rulings or court decisions could further increase our effective tax rate, make our current contractholders’ products less desirable and lower our net income on both a statutory accounting and GAAP basis. We continue to closely monitor developments related to potential changes in the tax law and assess, when possible, the potential impact to both our earnings and our products in runoff.

Department of Labor (“DOL”) regulation defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in nature and amount of compensation and fees.

On April 8, 2016, the DOL released the DOL “Fiduciary Rule”, which, when effective, will substantially expand the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code. In November 2017, the DOL extended the transition period to July 1, 2019. Industry continues its efforts to overturn the rule in court actions and Congress continues to consider related legislation but the success or failure of the efforts cannot be predicted. However, state regulatory action is also a possibility, which may lead to additional changes to the DOL fiduciary rule and/or further delays to the dates. Assuming the rule is not overturned and the requirements of the exemptions were to be fully implemented, the impact on the financial services industry generally and on the Company and its business is difficult to assess. Under the DOL Fiduciary Rule, the investment-related information and support that our advisors and employees may provide to plan sponsors, participants and IRA holders on a non-fiduciary basis will be limited beyond what is allowed under the current law. As a result, changes to the methods that we use to deliver services may be required. As a closed block of annuity business, without a large concentration of qualified retirement plans, the Fiduciary Rule as currently drafted should not cause material changes to the manner in which we deliver products and services, or pay commissions and fees. Compliance with prohibited transactions exemptions when fully phased in would likely require additional supervision and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.

The Company’s results may be affected by the performance of others because the Company has entered into various arrangements in support of our business operations involving third parties. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of investors, regulators and rating agencies.

The sale of LBL HoldCo, Inc., Lincoln Benefit’s indirect parent, may be disruptive to the Company’s operations.

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), Resolution Life L.P. and Resolution Life (Parallel) Partnership, entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the second quarter of 2018. The risks and uncertainties related to this transaction include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the Transaction;

•	disruption of current plans and operations caused by the closing of the Transaction and the Transition to or integration with new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents, competitors and regulators to the closing of the Transaction.

While we anticipate the Transaction to close, there is risk of future delays and/or failure to gain regulatory approval. Lincoln Benefit’s failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

We may be unable to retain our highly qualified employees.

Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations, and internal controls could be materially adversely affected if we are unsuccessful in retaining highly qualified employees. LBL HoldCo II, Inc.’s inability to recruit or our failure to retain a sufficient number of qualified individuals in the future may impair our efficiency and effectiveness to service contractholders and provide sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets.

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions, some of which involve claims for substantial amounts. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations, books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive laws and regulations. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations can limit our ability to maintain the profitability of our business.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Although we endeavor to maintain all required licenses and approvals, we may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of December 31, 2017, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any licenses to conduct insurance business in any state or issued an order of supervision with respect to the Company, which would have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, impact the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations, and are important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including our competitors in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these regulatory reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including a large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

Any catastrophic event, such as a large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

Specifically, the FASB is working on a project that could result in significant changes to how we account for and report our insurance contracts and VOBA. Depending on the magnitude of the changes ultimately adopted by the FASB, the proposed changes to generally accepted accounting principles may impose special demands on issuers in the areas of employee training, internal controls and disclosure and may affect how we manage our business. The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively. In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented.

As an insurance company, we are also subject to statutory accounting principles (“SAP”). Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, examination of statutory accounting disclosures for separate accounts, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices, and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers, collateral pledged to support FHLB advances, and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

We depend heavily upon computer systems to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party vendors to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, we have not experienced a material breach of cybersecurity, administrative and technical controls and other preventive actions we take to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our third party service providers were rendered unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers’s ability to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Although we conduct due diligence, negotiate contractual provisions and, in most cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of contractholders and revenues and otherwise adversely affect our business and financial results. While we maintain cyber liability insurance, our insurance may not be sufficient to protect us against all losses.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used change frequently or are not recognized until launched and because cyber-attacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, contractholders or other users of our system to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of our contractholders. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost sales, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability and material claims and penalties that we cannot currently predict or anticipate. As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance our protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences security events or other technological failures, it may be subject to regulatory inquiries or proceedings, litigation or reputational damage or be required to pay claims, fines or penalties.

Failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We outsource certain information technology, policy administration, investment management and actuarial functions to third party service providers. In the event that one or more of our vendors fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations.

Our associates may take risks not in accordance with our risk management policies which could negatively affect our financial condition and business.

As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, investment professionals, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. We endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks; however, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, and to prevent employee misconduct, these controls and procedures may not be effective. In such instances, the impact of those risks could harm our reputation and have a material adverse effect on our financial condition and business operations.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.), a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of Resolution Life L.P. (the “Limited Partnership”), a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. However, we continued to sell new policies provided through the Allstate exclusive agency channel through 2017.

In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. Allstate Life Insurance Company (“ALIC”) continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain immediate and payout annuity contracts.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.)

Index

December 31, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lincoln Benefit Life Company and its subsidiaries (a wholly-owned subsidiary of LBL HoldCo II, Inc.) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income (loss), of shareholder’s equity, and of cash flows for each of the three years in the period ended December 31, 2017, including the related notes and schedule of summary of investments – other than investments in related parties as of December 31, 2017 and schedule of reinsurance for each of the three years in the period ended December 31, 2017 listed in the index appearing under Item 11(e) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 2, 2018

We have served as the Company’s auditor since 2014.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Balance Sheets

December 31, 2017 and December 31, 2016

($ in thousands, except par value data and share amounts)

	December 31, 2017	December 31, 2016
ASSETS
Fixed maturities, available-for-sale, at estimated fair value (amortized cost $8,161,592 and $8,284,148)	$8,414,961	$8,198,125
Fair value option and trading securities, at estimated fair value	109,914	14,615
Common stocks, at estimated fair value	8,152	5,100
Commercial mortgage loans	1,043,187	1,455,156
Policy loans	178,437	178,890
Short-term investments	190,376	129,660
Other invested assets	21,183	19,406

Total Investments	$9,966,210	$10,000,952
Cash and cash equivalents	78,801	3,388
Accrued investment income	96,354	92,997
Reinsurance recoverables	6,501,700	6,280,337
Valuation of business acquired	135,031	186,701
Deposit receivable	1,111,571	1,199,537
Other assets	714,007	682,654
Current income tax	197	2,051
Deferred tax asset, net	—	3,686
Separate account assets	1,460,380	1,342,220

Total Assets	$20,064,251	$19,794,523

LIABILITIES
Future policy benefits and other policyholder liabilities	5,510,050	5,111,791
Policyholders’ account balances	10,676,911	10,935,372
Accrued expenses and other liabilities	94,543	104,120
Modified coinsurance payable	1,111,571	1,199,537
Other long-term debt - affiliate	695,000	659,000
Deferred tax liability, net	24,585	—
Separate account liabilities	1,460,380	1,342,220

Total Liabilities	$19,573,040	$19,352,040

COMMITMENTS & CONTINGENCIES (NOTE 12)
SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	2,500	2,500
Additional paid-in capital	593,558	593,558
Accumulated other comprehensive income (loss)	72,816	(36,168)
Retained earnings (deficit)	(177,663)	(117,407)

Total Shareholder’s Equity	$491,211	$442,483

Total Liabilities and Shareholder’s Equity	$20,064,251	$19,794,523

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands)

	2017	2016	2015
Revenues
Premiums earned	$3,156	$16,592	$8,841
Fee income from policyholders	346,180	346,027	353,932
Net investment income	401,113	397,083	398,931
Realized investment gains, net	38,123	73,720	113,538

Total revenues	$788,572	$833,422	$875,242

Expenses
Policyholders’ benefits	439,910	449,118	351,744
Return credited to policyholders’ account balances	277,077	269,488	301,079
Operating and acquisition expenses	77,654	68,716	93,671

Total expenses	$794,641	$787,322	$746,494

Income (loss) before federal income tax	$(6,069)	$46,100	$128,748
Federal income tax expense (benefit)
Current	6,853	17,121	22,528
Deferred	(22,666)	(2,474)	23,566

Total income tax expense (benefit)	(15,813)	14,647	46,094

NET INCOME (LOSS)	$9,744	$31,453	$82,654

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$153,920	$100,439	$(290,511)
Reclassification adjustment for (gains) losses included in net income	(6,001)	(81,920)	79,023

Net unrealized investment gains (losses)	159,921	182,359	(369,534)

Other comprehensive (loss) income, before tax
Less: Income tax (benefit) related to:
Unrealized investment gains (losses) for the period	48,837	35,156	(101,679)
Reclassification adjustment for (gains) losses included in net income	2,100	28,672	(27,658)

Net unrealized investment gains (losses)	50,937	63,828	(129,337)

Other comprehensive (loss) income	108,984	118,531	(240,197)

Comprehensive income (loss)	$118,728	$149,984	$(157,543)

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Shareholder’s Equity

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity
	Shares	Amount
Balance, December 31, 2014	25,000	$2,500	$593,558	$(2,514)	$85,498	$679,042
Dividends to shareholder	—	—	—	(187,000)	—	(187,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	82,654	—	82,654
Other comprehensive income (loss), net of tax	—	—	—	—	(240,197)	(240,197)

Total comprehensive income (loss)						(157,543)

Balance, December 31, 2015	25,000	$2,500	$593,558	$(106,860)	$(154,699)	$334,499
Dividends to shareholder	—	—	—	(42,000)	—	(42,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	31,453	—	31,453
Other comprehensive income (loss), net of tax	—	—	—	—	118,531	118,531

Total comprehensive income (loss)						149,984

Balance, December 31, 2016	25,000	$2,500	$593,558	$(117,407)	$(36,168)	$442,483
Dividends to shareholder	—	—	—	(70,000)	—	(70,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	9,744	—	9,744
Other comprehensive income (loss), net of tax	—	—	—	—	108,984	108,984

Total comprehensive income (loss)						118,728

Balance, December 31, 2017	25,000	$2,500	$593,558	$(177,663)	$72,816	$491,211

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands)

	2017	2016	2015
Cash flows from operating activities:
Net income (loss)	$9,744	$31,453	$82,654
Adjustments to reconcile net income (loss) to net cash:
Policy charges and fee income	(346,180)	(346,027)	(353,932)
Interest credited	277,077	269,488	301,079
Investment gains, net	(38,123)	(73,720)	(125,986)
Amortization/Accretion of bond premium, net	69,632	59,337	44,701
Amortization of VOBA	29,827	30,054	40,880
Changes in assets and liabilities:
Change in insurance related liabilities and policy-related balances	29,190	52,316	(24,884)
Change in fair value option and trading securities	(100,101)	(15,937)	—
Deferred income tax expense (benefit)	(22,666)	(2,474)	23,566
Decrease (increase) in accrued investment income	(3,357)	(1,783)	5,194
Decrease (increase) in other assets and liabilities	7,899	(3,961)	(27,417)

Net cash provided by (used in) operating activities	(87,058)	(1,254)	(34,145)

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	2,023,946	3,806,768	4,739,792
Purchases	(1,952,554)	(3,823,450)	(3,703,237)
Commercial mortgage loans
Proceeds from sales and paydowns	422,241	265,414	164,658
Originations and purchases	(5,325)	(208,580)	(559,110)
Purchase of common stocks	(3,052)	(5,100)	—
Net purchases, sales, maturities of derivatives	17,265	2,642	(1,379)
Net purchases, sales, maturities of other investments	(60,263)	63,097	184,107

Net cash provided by (used in) investing activities	442,258	116,728	824,831

Cash flows from financing activities:
Policyholders’ account deposits	790,230	763,748	356,916
Policyholders’ account withdrawals	(979,586)	(905,014)	(922,215)
Dividends paid to shareholder	(70,000)	(42,000)	(187,000)
Change in overdrafts	(20,431)	22,059	(38,996)

Net cash provided by (used in) financing activities	(279,787)	(161,207)	(791,295)

Net increase (decrease) in cash and cash equivalents	75,413	(45,733)	(609)
Cash and cash equivalents, beginning of period	3,388	49,121	49,730

Cash and cash equivalents, end of period	$78,801	$3,388	$49,121

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$5,000	$17,700	$24,000
Interest paid	$7,835	$7,328	$6,671
Noncash activities
Interest income on vehicle note	$26,875	$25,069	$22,880
Interest expense on other long-term debt	$26,875	$25,069	$22,880
Increase in vehicle note and other long-term debt	$36,000	$50,300	$57,100
Change in modified coinsurance payable and deposit receivable	$87,966	$50,791	$133,060
Bond exchanges	$10,959	$11,199	$—
Mortgage loan refinance	$11,368	$—	$—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (“HoldCo”), which in turn is a wholly owned subsidiary of LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.). HoldCo was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, is a wholly owned subsidiary of Lincoln Benefit.

The Company became a wholly owned subsidiary of LBL HoldCo II, Inc. on April 1, 2014 after receiving all required regulatory approvals. Prior to this date, it was a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”).

On October 2, 2017, LBL HoldCo, Inc., the indirect parent of the Company, announced that a definitive agreement had been entered into for the acquisition of LBL HoldCo, Inc. and subsidiaries (including Lincoln Benefit) by an affiliate of Global Bankers Insurance Group. The Transaction is expected to close in 2018, subject to receipt of appropriate regulatory approvals and satisfaction of other customary closing conditions

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia and the U.S. Virgin Islands. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Financial Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased, and sales through the Allstate Financial Sales channel continued through 2017. The Company operates as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

ALIC reinsures and administers all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business also remains reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. The variable annuity business continues to be reinsured and administered by ALIC under an existing reinsurance administrative services agreement between Lincoln Benefit and ALIC.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Consolidation

The accompanying consolidated financial statements include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Significant Accounting Policies

Cash and cash equivalents

Cash includes cash on hand, amounts due from banks, certain money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business and other debt instruments with maturities of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Certain fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows.

Fair value option and trading securities are stated at estimated fair value and include investments for which the fair value option has been elected and investments that are actively purchased and sold (“Actively Traded Securities”). Actively traded securities principally include U.S. Treasury securities and U.S. Government authorities’ and agencies’ securities. Changes in estimated fair value of these securities are included in Realized investment gains, net on the Consolidated Statement of Operations and Comprehensive Income (Loss).

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with Accounting Standards Codification (“ASC”), Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value; the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities; the length and severity of the impairment; the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the noncredit loss. For corporate bonds, historical default (by rating) data is used as a proxy for the probability of default, and loss given default (by issuer) projections are applied to the par amount of the bond. Potential losses incurred on structured securities are based on expected loss models rather than

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Redeemable preferred stock is stated at fair value. Common stock is Federal Home Loan Bank (“FHLB”) of Chicago activity stock, which is purchased or sold based on the level of funding agreements and is also stated at cost, which approximates fair value.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan and lease losses (“ALLL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities, certain money market securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed equity index options and futures and interest rate swaps to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in Realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Equity index futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in Realized investment gains, net. If the option contract expires without being exercised, the premiums paid or received are reported as Realized investment gains, net and the corresponding asset or liability previously recorded is reversed. The change in the fair value of options contracts are reported in Realized investment gains, net, with an adjustment to a corresponding asset or liability.

The Company employs interest rate swaps to reduce interest rate risk associated with specific investments supporting certain annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The change in the fair value of the swap is reported in Realized investment gains, net, with an adjustment to the corresponding asset or liability. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to Realized investment gains, net. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities. The Company also has derivatives embedded in certain inverse floater bonds which are held at fair value option. The fair value option is used for valuing these securities given the complexity of bifurcating the economic components associated with the embedded derivatives.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs,

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on debt securities that are over 90 days delinquent or where collection of interest is improbable and commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2017. The Company held one commercial mortgage loan that was delinquent in 2016 and accruals suspended.

Realized investment gains and losses, net, include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrenders on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the policyholder account balance.

Returns credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable life and variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

The Company incurs costs in connection with renewal insurance business. All acquisition-related costs, including commissions, as well as all indirect costs, are expensed as incurred and reported in Other expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017, 2016 and 2015.

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheets. However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.

Value of Business Acquired (“VOBA”)

For interest-sensitive life and annuity products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGPs”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Loss). Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives.

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 Financial Services — Insurance Activities, products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed life and annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivatives and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20. Additional liabilities for no lapse guarantees on universal life products are calculated based on the application of a benefit ratio (the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract). The level and direction of the change in reserves will vary over time based on the emergence of actual experience and revisions to future assumptions.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Policyholders’ Account Balances

Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholders’ account balances primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves related to variable annuity business are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Income Taxes

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date and a deferred tax asset valuation allowance is established when realization of such assets is not likely (less than 50% likelihood). Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. If necessary, a liability is established to reflect the expected settlement of uncertain tax positions. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department of Insurance deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department of Insurance pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $36.0 million, $50.3 million, and $57.1 million in the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense of $26.9 million, $25.1 million, and $22.9 million was recognized for the years ended December 31, 2017, 2016 and 2015, respectively. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note and receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Adoption of New Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASU”). ASU listed below represent those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of the date of this filing. ASU not listed below were assessed and determined to be either not applicable or not material.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued new guidance on reporting comprehensive income ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from AOCI. The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years and should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate or law in the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”) is recognized. Early adoption is permitted. Current GAAP guidance requires that the effect of a change in tax laws or rates on deferred tax liabilities or assets to be included in income from continuing operations in the reporting period that includes the enactment date, even if the related income tax effects were originally charged or credited directly to AOCI. The new guidance allows a reclassification of AOCI to retained earnings for stranded tax effects resulting from U.S. Tax Reform. Also, the new guidance requires certain disclosures about stranded tax effects. The Company expects the impact of this new guidance to be a decrease to retained earnings as of January 1, 2018 of approximately $9.6 million with a corresponding increase to AOCI. However due to the Transaction, the Company is currently assessing the reclassification option of this ASU on the Company’s consolidated financial statements.

In March 2017, the FASB issued new guidance on premium amortization on purchased callable debt securities (ASU 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20)). The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The ASU shortens the amortization period for certain callable debt securities held at a premium and requires the premium to be amortized to the earliest call date. However, the new guidance does not require an accounting change for securities held at a discount whose discount continues to be amortized to maturity. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued new guidance on classification of certain cash receipts and cash payments (ASU 2016-15, Statement of Cash Flows (Topic 230). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted and retrospective transition is required for each period presented in the statement of cash flows. The new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in the current presentation. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated statement of cash flows.

In June 2016, the FASB issued new guidance for recording credit losses (ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The new

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Current GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. The amendments replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information. The revisions affect loans, debt securities, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. Credit losses on available-for-sale fixed maturities carried at fair value will continue to be measured as other-than-temporary impairments when incurred, however, the losses will be recognized through an allowance and no longer as an adjustment to cost basis. The new guidance will also require purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance to be recorded based on the contractual amounts due and an initial allowance recorded at the date of purchase. Improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but rather a reversal of the previous impairment and recognized through realized investment gains and losses. The guidance also requires enhanced disclosures. The Company has assessed the asset classes impacted by the new guidance and is currently assessing the accounting and reporting system changes that will be required to comply with the new guidance. The Company believes that the most significant impact upon adoption will be to its commercial mortgage loan investments. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.

In February 2016, the FASB issued a new leasing standard (ASU 2016-02, Leases (Topic 842)). The leasing standard will be effective for calendar year-end public companies beginning after December 15, 2018, including interim periods within those fiscal years, and requires a modified retrospective transition approach. Early adoption is permitted. The new guidance requires a lessee to recognize assets and liabilities for leases with lease terms of more than 12 months. Leases would be classified as finance or operating leases and both types of leases will be recognized on the balance sheet. Lessor accounting will remain largely unchanged from current guidance except for certain targeted changes. The new guidance will also require new qualitative and quantitative disclosures. The Company’s implementation efforts are primarily focused on the review of its existing lease contracts as well as identification of other contracts that may fall under the scope of the new guidance. The adoption of this new guidance is not expected to have a material impact on the Company’s recognition of lease expense.

In January 2016, the FASB issued new guidance on the recognition and measurement of financial instruments (ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10); Recognition and Measurement of Financial Assets and Financial Liabilities). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The new guidance changes the current accounting guidance related to (i) the classification and measurement of certain equity investments, and (ii) certain disclosures associated with the fair value of financial instruments. The Company has assessed the population of financial instruments that are subject to the new guidance and has determined that the new guidance will not have a material impact to the Company’s consolidated financial statements.

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)) effective for fiscal years beginning after December 15, 2016 and interim periods within those years and should be applied retrospectively. In August 2015, the FASB amended the guidance (ASU 2015-14) to defer the effective date by one year, effective for the fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The new guidance will supersede nearly all existing revenue recognition guidance under GAAP; however, it will not impact the accounting for insurance contracts, leases, financial instruments and guarantees. For those

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

contracts that are impacted by the new guidance, the guidance will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled, in exchange for those goods or services. The adoption of this guidance will not have a material impact to the Company’s consolidated financial position, results of operations or financial statement disclosures.

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities and equity securities as of December 31, 2017 and 2016 were as follows:

December 31, 2017		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$416,639	$5,322	$(12,366)	$409,595
Obligations of U.S. States and Political Subdivisions	741,343	37,908	(2,720)	776,531
Foreign government	24,242	234	(1,685)	22,791
All other corporate securities	6,169,204	258,440	(37,898)	6,389,746
ABS	478,329	5,289	(3,395)	480,223
CMBS	189,596	1,377	(3,148)	187,825
RMBS	127,439	6,520	(509)	133,450
Redeemable preferred stock	14,800	—	—	14,800

Total fixed maturities, available for sale	$8,161,592	$315,090	$(61,721)	$8,414,961
Common stock	8,152	—	—	8,152

Total fixed maturities and equity securities	$8,169,744	$315,090	$(61,721)	$8,423,113

December 31, 2016		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$508,635	$7,681	$(14,979)	$501,337
Obligations of U.S. States and Political Subdivisions	702,415	15,936	(8,614)	709,737
Foreign government	31,009	303	(3,257)	28,055
All other corporate securities	5,963,354	74,854	(151,382)	5,886,826
ABS	512,486	5,370	(10,093)	507,763
CMBS	385,757	1,283	(5,778)	381,262
RMBS	180,492	5,556	(2,903)	183,145

Total fixed maturities, available for sale	$8,284,148	$110,983	$(197,006)	$8,198,125
Common stock	5,100	—	—	5,100

Total fixed maturities and equity securities	$8,289,248	$110,983	$(197,006)	$8,203,225

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Scheduled Maturities

The scheduled maturities for fixed maturities, available for sale, were as follows as of December 31, 2017:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$248,382	$249,454
Due after one year through five years	887,745	901,528
Due after five years through ten years	1,130,051	1,166,334
Due after ten years	4,843,874	5,042,200

Total before asset and mortgage-backed securities	$7,110,052	$7,359,516
Asset and mortgage-backed securities	1,051,540	1,055,445

Total fixed maturities	$8,161,592	$8,414,961

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The Company’s commercial mortgage loan portfolio by geographical region was as follows as of December 31, 2017 and 2016:

($ in thousands)	December 31, 2017	December 31, 2016
Alabama	$1,056	$1,287
Arizona	20,009	20,389
California	173,101	255,023
Colorado	57,293	57,269
Connecticut	—	25,317
Florida	103,869	123,194
Georgia	63,526	65,414
Hawaii	5,020	6,099
Illinois	87,957	114,549
Iowa	791	1,033
Kansas	9,200	9,200
Kentucky	6,538	7,154
Maine	—	3,686
Maryland	19,851	20,975
Massachusetts	53,605	77,772
Minnesota	116,923	132,395
Nevada	80,768	84,721
New Jersey	34,101	65,908
New York	50,691	66,502
North Carolina	34,022	55,851
Ohio	12,526	38,611
Pennsylvania	1,007	31,929
South Carolina	1,310	1,948
Tennessee	—	3,238
Texas	100,066	133,020
Utah	7,823	42,641
Virginia	975	1,676
Washington	77	3,681
Wisconsin	1,082	4,674
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,043,187	$1,455,156

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment was as follows at December 31, 2017 and 2016:

December 31, 2017	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731,577	$48,895	$—	$780,472	74.8%	$782,640	74.9%
65% to 75%	222,771	39,944	—	262,715	25.2%	261,891	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954,348	$88,839	$—	$1,043,187	100.0%	$1,044,531	100.0%

December 31, 2016	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785,149	$36,743	$11,354	$833,246	57.3%	$848,702	57.9%
65% to 75%	581,188	25,317	—	606,505	41.7%	601,587	41.1%
76% to 80%	10,493	—	—	10,493	0.7%	10,494	0.7%
Greater than 80%	4,912	—	—	4,912	0.3%	4,330	0.3%

Total	$1,381,742	$62,060	$11,354	$1,455,156	100.0%	$1,465,113	100.0%

As of December 31, 2017 and 2016, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2017, $1,043.2 million of commercial mortgage and other loans were in current status with no commercial mortgage or other loans classified as past due. As of December 31, 2016, $1,450.3 million of commercial mortgage loans were in current status and one commercial mortgage with book value of $4.9 million was 90-179 days past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. During 2017, the Company did not record any impairments related to commercial mortgage loans. For 2016, the fair value of the collateral less costs to sell the past due loan, described above, exceeded book value.

The Company’s commercial mortgages may occasionally be involved in a troubled debt restructuring. As of December 31, 2017 and 2016, the Company had no commitments to fund to borrowers that have been involved in a troubled debt restructuring. As of December 31, 2017 and 2016, the Company had no new troubled debt restructurings related to commercial mortgages and no payment defaults on commercial mortgages other than as described above.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Other Invested Assets

Other invested assets were as follows as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
($ in thousands)
Low income housing tax credit properties	$138	$457
Derivatives	21,045	18,949

	$21,183	$19,406

Net Investment Income

Net investment income for the years ended December 31, 2017, 2016 and 2015 was as follows:

	2017	2016	2015
($ in thousands)
Fixed maturities, available for sale	$345,299	$330,253	$334,931
Common Stock	224	—	—
Fair value option and trading securities	3,755	454	—
Commercial mortgage loans	56,510	69,360	63,028
Cash, cash equivalents and short-term investments	1,718	1,007	511
Other investments	8,421	8,845	9,543

Gross investment income	$415,927	$409,919	$408,013
Investment expenses	14,814	12,836	9,082

Net investment income	$401,113	$397,083	$398,931

Realized Investment Gains and Losses

Realized investment gains and losses for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Realized investment gains, net
Fixed maturities, available for sale	$11,434	$66,560	$120,421
Fair value option and trading securities	1,486	(733)	—
Commercial mortgage loans	5,935	4,037	2,325
Derivatives	19,360	3,856	(9,208)
Other invested assets	(92)	—	—

Net realized gains	$38,123	$73,720	$113,538

There were $4.4 million in other-than-temporary impairment losses recorded in the year ended December 31, 2017. These securities were impaired to fair value as of the impairment date and were considered credit impairments. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2017 or 2016. There were no other-than-temporary impairment losses recorded in the years ended December 31, 2016 and 2015.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Proceeds from sales of fixed maturities and gross realized investment gains and losses for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Fixed maturities, available-for-sale
Proceeds from sales	$1,496,242	$3,027,998	$3,864,356
Gross investment gains from sales	29,271	109,282	142,534
Gross investment losses from sales	(11,893)	(35,136)	(16,348)

Proceeds from sales excludes non-taxable exchanges of $11.0 million, $11.1 million, and $72.4 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Unrealized Investment Gains and Losses

The gross unrealized losses and fair value of fixed maturities, available for sale, by the length of time that individual securities have been in a continuous unrealized loss position were as follows as of December 31, 2017 and 2016:

December 31, 2017	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$215,767	$(3,499)	$107,344	$(8,867)	$323,111	$(12,366)
Obligations of U.S. States and Political Subdivisions	38,171	(825)	45,877	(1,895)	84,048	(2,720)
Foreign government	296	(4)	11,098	(1,681)	11,394	(1,685)
All other corporate securities	740,795	(6,841)	489,367	(31,057)	1,230,162	(37,898)
ABS	77,050	(689)	99,327	(2,706)	176,377	(3,395)
CMBS	72,725	(593)	36,540	(2,555)	109,265	(3,148)
RMBS	6,908	(118)	21,835	(391)	28,743	(509)

Total fixed maturities	$1,151,712	$(12,569)	$811,388	$(49,152)	$1,963,100	$(61,721)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2016	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$276,025	$(14,951)	$1,059	$(28)	$277,084	$(14,979)
Obligations of U.S. States and Political Subdivisions	206,090	(8,314)	5,274	(300)	211,364	(8,614)
Foreign government	769	(34)	14,632	(3,223)	15,401	(3,257)
All other corporate securities	2,385,689	(94,085)	512,710	(57,297)	2,898,399	(151,382)
ABS	204,555	(8,456)	39,450	(1,637)	244,005	(10,093)
CMBS	228,303	(5,231)	43,903	(547)	272,206	(5,778)
RMBS	61,058	(1,659)	40,454	(1,244)	101,512	(2,903)

Total fixed maturities	$3,362,489	$(132,730)	$657,482	$(64,276)	$4,019,971	$(197,006)

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Net Unrealized Investment Gains and Losses in AOCI

The changes in unrealized gains and losses in accumulated other comprehensive income (loss) (“AOCI”) were as follows for the years ended December 31, 2017, 2016 and 2015:

($ in thousands)	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Benefit	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2014	$159,261	$(20,287)	$(7,541)	$(45,935)	$85,498
Net investment gains and losses on investments arising during the period	(408,019)	—	—	142,807	(265,212)
Reclassification adjustment for gains and losses included in net income	79,023	—	—	(27,658)	51,365
Impact of net unrealized investment gains and losses on VOBA	—	57,061	—	(19,971)	37,090
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	60,447	(21,157)	39,290

Balance, December 31, 2015	$(327,781)	$36,774	$52,906	$83,402	$(154,699)
Net investment gains and losses on investments arising during the period	160,311	—	—	(56,111)	104,200
Reclassification adjustment for gains and losses included in net income	(81,920)	—	—	28,672	(53,248)
Impact of net unrealized investment gains and losses on VOBA	—	(30,948)	—	10,832	(20,116)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(28,924)	10,123	(18,801)

Balance, December 31, 2016	$(85,550)	$5,826	$23,982	$19,574	$(36,168)
Net investment gains and losses on investments arising during the period	332,918	—	—	(111,486)	221,432
Reclassification adjustment for gains and losses included in net income	(6,001)	—	—	2,100	(3,901)
Impact of net unrealized investment gains and losses on VOBA	—	(21,843)	—	7,645	(14,198)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(157,156)	55,005	(102,151)

Balance, December 31, 2017	$253,369	$(16,017)	$(133,174)	$(31,362)	$72,816

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The notional and fair value positions of derivative financial instruments as of December 31, 2017 and 2016 were as follows:

	December 31, 2017				December 31, 2016
	Notional		Gross Fair Value		Notional		Gross Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
($ in thousands)
Assets
Equity Options	$237,250	$234,375	$39,397	$(18,352)	$410,500	$419,225	$34,248	$(15,158)
Futures	—	—	—	—	16,913	—	—	(141)
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts (2)	$—	$1,095,253	$—	$(57,531)	$—	$1,281,993	$—	$(55,871)
Equity-indexed life contracts	—	531,800	—	(29,911)	—	460,261	—	(23,803)
Guaranteed accumulation benefits (1)	—	53,517	—	(4,557)	—	77,212	—	(6,724)
Guaranteed withdrawal benefits (1)	—	9,939	—	(113)	—	11,064	—	(111)

(1)	These amounts are fully ceded in accordance with the Company’s reinsurance agreements. The corresponding receivables have been excluded from the table above.
(2)	Notional amount represents account value of equity indexed contracts

The standardized ISDA Master Agreement under which the Company’s derivative transactions are executed include provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related Credit Support Annex (“CSA”) have been executed. At December 31, 2017 and 2016, the Company held $0.3 million and $0.9 million in cash and securities collateral pledged to trade counterparties, retrospectively. This cash collateral is reported in Cash on the Consolidated Balance Sheets.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017		2016		2015
	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits
($ in thousands)
Assets
Equity options	$17,969	$—	$2,472	$—	$(7,557)	$—
Futures	1,391	—	884	—	(1,651)	—
Interest rate swaps	—	—	500	—	—	—

Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$(1,660)	$—	$8,267	$—	$(478)
Equity-indexed life contracts	—	(168)	—	(121)	—	956

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheets at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a)   Quoted prices for similar assets or liabilities in active markets;

(b)   Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)   Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2017 or 2016. The Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016 were as follows:

December 31, 2017

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$156,959	$247,739	$4,897	$409,595
Obligations of U.S. States and Political Subdivisions	—	776,531	—	776,531
Foreign government	—	22,791	—	22,791
All other corporate securities	—	6,371,395	18,351	6,389,746
ABS	—	462,290	17,933	480,223
CMBS	—	187,825	—	187,825
RMBS	—	133,450	—	133,450
Redeemable preferred stock	—	14,800	—	14,800
Fair value option and trading securities	—	109,914	—	109,914
Common stock	—	—	8,152	8,152
Short-term investments	190,376	—	—	190,376
Other invested assets
Equity options	21,045	—	—	21,045
Separate accounts assets	1,460,380	—	—	1,460,380

Total assets at fair value	$1,828,760	$8,326,735	$49,333	$10,204,828

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(57,531)	$(57,531)
Equity indexed life contracts	—	(29,911)	—	(29,911)
Guaranteed minimum accumulation benefits	—	—	(4,557)	(4,557)
Guaranteed minimum withdrawal benefits	—	—	(113)	(113)
Separate accounts liabilities	(1,460,380)	—	—	(1,460,380)

Total liabilities at fair value	$(1,460,380)	$(29,911)	$(62,201)	$(1,552,492)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2016

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$97,836	$396,928	$6,573	$501,337
Obligations of U.S. States and Political Subdivisions	—	709,737	—	709,737
Foreign government	—	28,055	—	28,055
All other corporate securities	—	5,867,475	19,351	5,886,826
ABS	—	481,628	26,135	507,763
CMBS	—	381,262	—	381,262
RMBS	—	183,145	—	183,145
Fair value option and trading securities	—	14,615	—	14,615
Common stock	—	—	5,100	5,100
Short-term investments	129,660	—	—	129,660
Other invested assets
Equity options	19,090	—	—	19,090
Futures	(141)	—	—	(141)
Separate accounts assets	1,342,220	—	—	1,342,220

Total assets at fair value	$1,588,665	$8,062,845	$57,159	$9,708,669

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(55,871)	$(55,871)
Equity indexed life contracts	—	(23,803)	—	(23,803)
Guaranteed minimum accumulation benefits	—	—	(6,724)	(6,724)
Guaranteed minimum withdrawal benefits	—	—	(111)	(111)
Separate accounts liabilities	(1,342,220)	—	—	(1,342,220)

Total liabilities at fair value	$(1,342,220)	$(23,803)	$(62,706)	$(1,428,729)

There were no transfers between Level 1 and Level 2 during 2017 or 2016.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities, Fair Value Option and Trading Securities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

primarily based on observable pricing for similar assets and/or other market observable inputs. U.S. Treasury securities are included within Level 1 due to the market activity. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2017 or 2016.

Common Stock

The Company’s investment in common stock is not practicable to measure at fair value due to the redemption provisions. Therefore, carrying value approximates fair value.

Short-term Investments

Short-term investments are primarily money market securities valued using unadjusted quoted prices in active markets that are accessible for identical assets and classified as Level 1.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

The liabilities for guarantees primarily associated with the optional living benefit features of certain equity indexed life contracts are calculated based on the fair value of the underlying hedging instrument for these contracts.

Level 3 Fair Value Measurements

Quantitative information about the significant unobservable inputs used in Level 3 fair value measurements was as follows as of December 31, 2017 and 2016:

December 31, 2017

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(57,531)	Option Pricing Technique	Projected Option Cost	1.40% - 1.64%	1.42%

December 31, 2016

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(55,871)	Option Pricing Technique	Projected Option Cost	1.40% - 1.84%	1.45%

Excluded from the table above at December 31, 2017 and 2016 are approximately $49.3 million and $52.1 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

The rollforward of Level 3 assets and liabilities held at fair value on a recurring basis for the years ended December 31, 2017, 2016 and 2015 was as follows:

($ in thousands)	Balance, January 1, 2017	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2017
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$6,573	$(1,308)	$(368)	$—	$—	$—	$—	$—	$—	$4,897
All other corporate securities	19,351	(8)	121	—	—	—	—	—	(1,113)	18,351
ABS	26,135	1,509	873	—	(8,828)	16,817	—	—	(18,573)	17,933
Common stock	5,100	—	—	—	—	3,052	—	—	—	8,152
Liabilities
Equity indexed annuity contracts	(55,871)	(1,660)	—	—	—	—	—	—	—	(57,531)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(6,835)	2,165	—	—	—	—	—	—	—	(4,670)

($ in thousands)	Balance, January 1, 2016	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2016
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$—	$(491)	$187	$—	$—	$6,877	$—	$—	$—	$6,573
All other corporate securities	11,520	(123)	(246)	15,370	(4,483)	—	(955)	—	(1,732)	19,351
ABS	14,260	(53)	347	3,093	—	11,165	—	—	(2,677)	26,135
Common stock	—	—	—	—	—	5,100	—	—	—	5,100
Liabilities
Equity indexed annuity contracts	(64,138)	8,267	—	—	—	—	—	—	—	(55,871)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(7,814)	979	—	—	—	—	—	—	—	(6,835)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

($ in thousands)	Balance, January 1, 2015	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2015
Assets
Fixed income maturities
All other corporate securities	$7,336	$(282)	$30	$13,255	$(2,386)	$—	$—	$—	$(6,433)	$11,520
ABS	5,250	134	(2,338)	17,191	—	—	(5,000)	—	(977)	14,260
CMBS	2,693	23,506	314	—	—	—	(20,192)	—	(6,321)	—
Short-term investments	23,713	14	—	—	—	—	—	—	(23,727)	—
Liabilities
Equity indexed annuity contracts	(63,660)	(478)	—	—	—	—	—	—	—	(64,138)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(6,733)	(1,081)	—	—	—	—	—	—	—	(7,814)

(1)	These amounts are 100% ceded in accordance with the Company’s reinsurance agreements.

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Fair Values of Certain Other Investments

The financial instruments presented below are reported at carrying value on the Company’s Consolidated Balance Sheet. However, in some cases, the carrying amount equals or approximates fair value. The carrying amount and fair value by fair value hierarchy level of certain financial instruments not reported at fair value as of December 31, 2017 and 2016 were as follows:

December 31, 2017
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$1,044,531	$1,044,531
Policy loans	—	—	178,437	178,437
Cash and cash equivalents	78,801	—	—	78,801
Vehicle note	—	—	736,925	736,925

Total assets at fair value	$78,801	$—	$1,959,893	$2,038,694

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,439,621	$5,439,621
Other long-term debt	—	—	736,925	736,925

	$—	$—	$6,176,546	$6,176,546

December 31, 2016
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$1,465,113	$1,465,113
Policy loans	—	—	178,890	178,890
Cash and cash equivalents	3,388	—	—	3,388
Vehicle note	—	—	684,855	684,855

Total assets at fair value	$3,388	$—	$2,328,858	$2,332,246

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,418,188	$5,418,188
Other long-term debt	—	—	684,855	684,855

	$—	$—	$6,103,043	$6,103,043

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company believes that due to the short-term nature of certain assets, including sweep account balances, the carrying value approximates fair value.

Vehicle Note and Other Long-Term Debt

The fair value of the Vehicle note and Other long-term debt is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate.

Policyholders’ Account Balances - Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

6.	Reinsurance

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance agreements and yearly renewable term agreements. As of December 31, 2017 and December 31, 2016, approximately 99.8% of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents approximately 73% and 75% of the Company’s reinsurance recoverables as of December 31, 2017 and 2016, respectively, and is supported by comfort trust of approximately $5.9 billion as of December 31, 2017 and 2016.

The Company is party to an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer under which risk on certain universal life and fixed annuity products is transferred. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2017 and 2016, the Company had a deposit receivable and a modified coinsurance payable of $1.1 billion and $1.2 billion, respectively, related to this agreement.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums earned and fee income from policyholders for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Direct	$1,294,462	$1,328,917	$1,463,472
Assumed	4,768	4,749	5,939
Ceded	(949,894)	(971,047)	(1,106,638)

Premiums and fee income, net of reinsurance	$349,336	$362,619	$362,773

The effects of reinsurance on return credited to policyholders’ account balances and policyholder benefits for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Direct	$1,668,358	$1,643,710	$1,603,724
Assumed	6,003	6,453	6,743
Ceded	(957,374)	(931,557)	(957,643)

Return credited to policyholders’ account balances and policyholders’ benefits, net of reinsurance	$716,987	$718,606	$652,824

7.	Income Taxes

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re file a separate life consolidated federal income tax return under Internal Revenue Code Section 1504 (c)(1).

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2017 and 2016. As of December 31, 2017, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31, 2017 and 2016 were as follows:

	December 31, 2017	December 31, 2016
($ in thousands)
Deferred tax assets
Policyholder reserves	$1,351,638	$2,139,431
Deferred acquisition costs	50,739	65,002
Deferred financing costs	2,154	6,311
Investments	—	29,721
Other assets	3,800	5,137

Total deferred tax assets	$1,408,331	$2,245,602

Deferred tax liabilities
Value of business acquired	$(28,356)	$(65,345)
Amounts recoverable from reinsurers	(1,347,620)	(2,172,500)
Intangibles	(1,092)	(1,820)
Investments	(54,605)	—
Other liabilities	(1,243)	(2,251)

Total deferred tax liabilities	$(1,432,916)	$(2,241,916)

Net deferred tax asset (liability)	$(24,585)	$3,686

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The Company had no valuation allowance as of December 31, 2017 or 2016. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

At December 31, 2017 and 2016, the Company had no net operating loss carryforwards, no capital loss carryforwards, or tax credit carryforwards.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Expected federal income tax expense (benefit)	$(2,124)	$16,135	$45,062
Dividends received deduction	(1,960)	(1,960)	(2,443)
Tax reform	(11,461)	—	—
Other	(268)	472	3,475

Total income tax expense (benefit)	$(15,813)	$14,647	$46,094

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

On December 22, 2017, U.S. Tax Reform was enacted, which made significant changes to federal income tax laws, including, but not limited to: (1) reduction in the overall maximum corporate income tax rate from 35% to 21%; (2) changes to the computations for the dividends received deduction, tax reserves, and deferred acquisition costs; and (3) elimination of the net operating loss (“NOL”) carryback and limiting NOL carryforward deductions to 80% of taxable income for life insurance companies.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address situations where a company does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting under ASC Topic 740 Income Taxes for certain income tax effects of Tax Reform for the reporting period of enactment. SAB 118 allows the Company to provide a provisional estimate of the impacts of Tax Reform during a measurement period similar to the measurement period used when accounting for business combinations. Adjustments to provisional estimates and additional impacts from Tax Reform must be recorded as they are identified during the measurement period as provided for in SAB 118. Because changes in tax laws are accounted for in the period of enactment, and in accordance with SAB 118, the Company provisionally remeasured its deferred tax assets and liabilities based on the 21% tax rate at which they are expected to reverse in the future and has recorded a tax benefit of $11.5 million as a discrete item in the current year provision for income taxes. While we do not anticipate any significant changes to the amounts recorded as of December 31, 2017, the Company continues to analyze the effects of Tax Reform and will record adjustments and additional impacts from Tax Reform as they are identified during the measurement period as provided for in SAB 118.

The discrete tax benefit related to unrealized gains and losses on fixed maturities, VOBA and reserve adjustments will not be amortized out of accumulated other comprehensive income. The Company does not yet know how these federal tax law changes may affect state and local income tax provisioning, but any such impacts are not considered material to the Company’s financial position or operating results.

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 35%. Prior to U.S. Tax Reform, the DRD related to variable life insurance and annuity contracts was generally based on a company-specific percentage referred to as the company’s share. U.S. Tax Reform now specifies the calculation to a specific percentage subsequent to 2017. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

The Company is subject to examination by U.S. federal, state, and local income tax authorities. While the Company is not currently under any examinations, tax years 2014 and forward are generally open and available for examination.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

8.	Future Policy Benefits and Other Policyholder Liabilities

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2017 and 2016, future policy benefits and other policyholder liabilities consisted of the following:

	December 31, 2017	December 31, 2016
($ in thousands)
Traditional life insurance	$1,607,149	$1,598,071
Immediate fixed annuities	466,723	520,380
Accident and health insurance	1,809,006	1,693,598
Equity indexed annuities	32,601	40,298
Other	1,594,571	1,259,444

Total	$5,510,050	$5,111,791

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Accident and health insurance future policy benefit reserves include gross unpaid claim reserves of $256.7 million and $218.0 million as of December 31, 2017 and 2016, respectively. These amounts are fully reinsured as of December 31, 2017 and 2016.

9.	Policyholder Account Balances

As of December 31, 2017 and 2016, policyholders’ account balances consisted of the following:

	December 31, 2017	December 31, 2016
($ in thousands)
Interest-sensitive life contracts	$5,499,037	$5,370,563
Individual annuities	4,761,155	5,298,452
Funding agreements	408,165	255,200
Other	8,554	11,157

Total policyholders’ account balances	$10,676,911	$10,935,372

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%. Interest crediting rates for funding agreements range from 0.5% to 1.0%.

10.	Certain Nontraditional Long-Duration Contracts

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”); and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issued annuity contracts with and without market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issued certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities.” Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account balances. As of December 31, 2017 and 2016, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2017
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.4	$121.8	$9.9	$52.9
Net amount at risk	$44.1	$10.6	$0.1	$4.6
Average attained age of contractholders	62 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$396.7
General account value	$3,687.9
Net amount at risk	$71,791.0
Average attained age of contractholders	50 years

	December 31, 2016
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.1	$116.5	$10.9	$75.8
Net amount at risk	$57.5	$15.8	$0.1	$6.2
Average attained age of contractholders	61 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$348.0
General account value	$3,684.1
Net amount at risk	$77,609.0
Average attained age of contractholders	49 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Liabilities for Guarantee Benefits

The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet and the related changes in the liabilities are included in Policyholder benefits in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017, 2016 and 2015. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet. The changes in general account liabilities for guarantees on variable contracts were as follows:

	GMDB	GMIB	GMWB/GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Balance as of December 31, 2014	$8,358	$8,240	$6,733	$625,161	$648,492

Less: reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Net balance as of December 31, 2014	—	—	—	541,428	541,428
Incurred guarantee benefits	—	—	—	217,603	217,603
Paid guarantee benefits	—	—	—	(118,063)	(118,063)

Net change	—	—	—	99,540	99,540
Net balance as of December 31, 2015	—	—	—	640,968	640,968
Plus reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Balance as of December 31, 2015	$8,844	$5,663	$7,814	$741,285	$763,606

Less: reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Net balance as of December 31, 2015	—	—	—	640,968	640,968
Incurred guarantee benefits	—	—	—	316,344	316,344
Paid guarantee benefits	—	—	—	(156,067)	(156,067)

Net change	—	—	—	160,277	160,277
Net balance as of December 31, 2016	—	—	—	801,245	801,245
Plus reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Balance as of December 31, 2016	$8,626	$3,440	$6,835	$923,853	$942,754

Less: reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Net balance as of December 31, 2016	—	—	—	801,245	801,245
Incurred guarantee benefits	—	—	—	309,455	309,455
Paid guarantee benefits	—	—	—	(151,946)	(151,946)

Net change	—	—	—	157,509	157,509
Net balance as of December 31, 2017	—	—	—	958,754	958,754
Plus reinsurance recoverable	7,516	2,248	4,670	149,618	164,052

Balance as of December 31, 2017	$7,516	$2,248	$4,670	$1,108,372	$1,122,806

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired

The following changes to the VOBA asset occurred for the years ended December 31, 2017, 2016 and 2015:

($ in thousands)	2017	2016	2015
Balance at beginning of period	$186,701	$247,702	$231,521
Business acquired	—	—	—
Amortized to expense during the year (1)	(29,827)	(30,053)	(40,880)
Adjustment for unrealized investment losses during the year	(21,843)	(30,948)	57,061

Balance at end of year	$135,031	$186,701	$247,702

(1)	Amount is included in Operating and acquisition expenses on the Consolidated Statements of Operations and Other Comprehensive Income (Loss)

The estimated percentages of the VOBA balance to be amortized for the years indicated were as follows:

VOBA Amortization
2018	13%
2019	11%
2020	9%
2021	8%
2022 and thereafter	59%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax and market conduct compliance. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating and acquisition expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2017, the Company accrued $3.3 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $7.5 million. At December 31, 2016, the Company accrued $3.6 million for guaranty fund assessments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law with market values of $8.6 million and $8.8 million at December 31, 2017 and 2016, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $0.3 million and $0.9 million at December 31, 2017 and 2016, respectively.

•	Funds pledged on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaling $8.5 million and $14.2 million at December 31, 2017 and 2016, respectively.

•	The Company is a member of the FHLB and is required to pledge collateral to back funding agreements issued to the FHLB. Assets with a market value of approximately $538.7 and $339.9 million were pledged as collateral to the FHLB as of December 31, 2017 and 2016, respectively.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments at amortized cost. Statutory accounting practices do not give recognition to purchase accounting adjustments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Statutory net income was $64 million, $52 million, and $74 million for the years ended December 31, 2017, 2016 and 2015, respectively. Statutory capital and surplus was $426 million and $560 million as of December 31, 2017 and December 31, 2016, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with HoldCo’s acquisition of Lincoln Benefit, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to April 1, 2014. The Company paid dividends of $70.0 million, $42.0 million, and $187.0 million during the years ended December 31, 2017, 2016 and 2015, respectively.

Other

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

14.	Leases

The Company has a lease agreement to lease office space under a non-cancellable operating lease agreement. For the years ended December 31, 2017, 2016 and 2015, the Company made payments of $0.2 million, $0.2 million and $0.1 million, respectively, pursuant to this operating lease.

The minimum aggregate rental commitments as of December 31, 2017 were as follows:

($ in thousands)
2018	$208
2019	213
2020	218
2021	224
2022	229
All future years	764

Aggregate total	$1,856

15.	Related Parties

Under the management services agreement with HoldCo, HoldCo and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. HoldCo provided $18.9 million, $14.1 million, and $13.9 million in services to Lincoln Benefit for the years ended December 31, 2017, 2016 and 2015, respectively.

The Company has a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the years ended December 31, 2017, 2016 and 2015 was approximately $7.8 million, 7.3 million, and $6.7 million, respectively.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2017 and 2016 ($ in thousands):

	December 31, 2017	December 31, 2016
HoldCo	$(4,715)	$(2,795)
Lanis	$(2,015)	$(1,898)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock is pledged as collateral on HoldCo’s term loan agreement with a syndicate of lenders (“Term Loan”). The maturity date of the Term Loan is June 15, 2018.

On April 1, 2014, the Company and HoldCo entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten Business Days of such payment by the Company, HoldCo shall reimburse the Company in cash in an amount equal to such payment by the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule I Summary of Investments Other Than Investments in Related Parties

December 31, 2017	Amortized Cost	Fair Value	Amount at which shown in the Consolidated Balance Sheet
($ in thousands)
Type of Investment
Fixed maturities:
Available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$416,639	$409,595	$409,595
Obligations of U.S. States and Political Subdivisions	741,343	776,531	776,531
Foreign government	24,242	22,791	22,791
All other corporate bonds	6,169,204	6,389,746	6,389,746
ABS	478,329	480,223	480,223
CMBS	189,596	187,825	187,825
RMBS	127,439	133,450	133,450
Redeemable preferred stock	14,800	14,800	14,800

Total fixed maturities, available for sale	$8,161,592	$8,414,961	$8,414,961
Fair value option and trading securities	110,305	109,914	109,914

Total fixed maturities	$8,271,897	$8,524,875	$8,524,875
Other securities:
Common stock	$8,152	$8,152	$8,152
Commercial mortgage loans	1,043,187	—	1,043,187
Derivatives	19,546	21,045	21,045
Other long-term assets	138	—	138
Policy loans	178,437	—	178,437
Short-term investments	190,376	—	190,376

Total other securities	$1,439,836	$29,197	$1,441,335

Total investments	$9,711,733	$8,554,072	$9,966,210

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule IV – Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year Ended December 31, 2017
Life insurance in force	$343,103,636	338,144,016	$4,049,125	$9,008,745	44.9%

Premiums and contract charges:
Life and annuities	$1,236,410	$(895,505)	$4,768	$345,673	1.4%
Accident and health insurance	58,052	(54,389)	—	3,663	0.0%

	$1,294,462	$(949,894)	$4,768	$349,336	1.4%

Year Ended December 31, 2016
Life insurance in force	$365,008,309	$359,316,014	$4,180,222	$9,872,516	42.3%

Premiums and contract charges:
Life and annuities	$1,270,770	$(918,414)	$4,749	$357,105	1.3%
Accident and health insurance	58,147	(52,633)	—	5,514	0.0%

	$1,328,917	$(971,047)	$4,749	$362,619	1.3%

Year Ended December 31, 2015
Life insurance in force	$390,226,197	$384,704,438	$4,601,282	$10,123,041	45.5%

Premiums and contract charges:
Life and annuities	$1,405,005	$(1,056,276)	$5,939	$354,668	1.7%
Accident and health insurance	58,467	(50,362)	—	8,105	0.0%

	$1,463,472	$(1,106,638)	$5,939	$362,773	1.6%

No reinsurance or coinsurance income was netted against premiums ceded in the years ended December 31, 2017, 2016 and 2015.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period*				Predecessor Period*
($ in millions)	2017	2016	2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014	2013
Operating results
Net investment income	$401.1	$397.1	$398.9	$288.6	$2.4	$10.9
Realized capital gains and (losses)	38.1	73.7	113.5	46.1	0.3	—
Total Revenues	788.6	833.4	875.2	614.2	2.6	10.9
Net income	9.7	31.5	82.7	30.7	1.7	7.1
Financial position
Investments	$9,966.2	$10,001.0	$9,845.1	$11,088.5	$—	$346.8
Total assets	20,064.3	19,794.5	19,562.7	20,710.5	—	18,844.8
Future policy benefits, other policyholder liabilities and policyholders’ account balances	16,187.0	16,047.2	15,878.2	16,293.2	—	16,681.5
Shareholder’s equity	491.2	442.5	334.5	679.0	—	343.7

*	On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (the “Acquisition”). Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements above to highlight the lack of comparability between those two periods.

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, contract charges, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk based capital ratios and stress testing of our overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry developments.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked primarily to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies), its guaranteed minimum death benefits (“GMDB”) associated with its variable universal life business, and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits (“GMIB”), guaranteed minimum accumulation benefits (“GMAB”), and GMWB associated with variable annuities are ceded to third party reinsurers with a small amount of retained GMWB coverage related to equity indexed annuities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums at an acquisition deal level are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), any provisions for adverse deviation (“PAD”), if material, would be released, then VOBA would be written off, and then, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired (“VOBA”), represents the estimated present value of future profits from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. For certain contracts, this evaluation is performed as part of our premium deficiency testing. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. We perform our annual review of assumptions during the third quarter.

Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated EGPs for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable life, and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually in the third quarter. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance as of December 31, 2017 and 2016, and net income for the years then ended:

	December 31, 2017	December 31, 2016
($ in millions)
Decrease in future interest and mortality margin by 10%	$(6.4)	$(5.2)
Increase in future interest and mortality margin by 10%	$5.7	$4.6

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the United States. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel as a result of the Purchase Agreement, however, we continued to sell new policies provided through the Allstate exclusive agency channel through 2017. On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. (“HoldCo”) from ALIC (the “Acquisition”).

In connection with the Acquisition, HoldCo. and ALIC entered into a Transition Services Agreement (the “TSA”) and an Administration Services Agreement (“ASA”), pursuant to which ALIC provided certain administrative services to the Company. Effective December 31, 2017, the TSA services have been completed. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to reinsurance and administer business sold through the Allstate exclusive agency channel and certain payout and immediate annuity contracts, pursuant to the ASA.

In April 2014, Lincoln Benefit and its affiliates entered into two transactions with Hannover Re. Under the first transaction between Lincoln Benefit and Lanis LLC, Hannover Re provides financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement between Lincoln Benefit and Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2017 and 2016:

($ in millions)	December 31, 2017	December 31, 2016
Assets
Cash and invested assets	$10,045.0	$10,004.3
Reinsurance recoverables	6,501.7	6,280.3
Valuation of business acquired (VOBA)	135.0	186.7
Deposit receivable	1,111.6	1,199.5
Other assets	810.6	781.5
Separate account assets	1,460.4	1,342.2

Total Assets	$20,064.3	$19,794.5

Liabilities
Future policy benefits	$5,510.1	$5,111.8
Policyholders’ account balances	10,676.9	10,935.4
ModCo payable	1,111.6	1,199.5
Long-term debt	695.0	659.0
Other liabilities	119.1	104.1
Separate account liabilities	1,460.4	1,342.2

Total Liabilities	$19,573.1	$19,352.0

Shareholder’s Equity
Common stock	$2.5	$2.5
Additional paid-in capital	593.6	593.6
Accumulated other comprehensive income	72.8	(36.2)
Retained earnings	(177.7)	(117.4)

Total Shareholder’s Equity	$491.2	$442.5

Total Liabilities and Shareholder’s Equity	$20,064.3	$19,794.5

December 31, 2017 vs. December 31, 2016

Assets

Total assets increased by $269.8 million, from $19.8 billion at December 31, 2016 to $20.1 billion at December 31, 2017. The increase in total assets is a function of an increase in separate account assets, primarily related to the growth in the equity markets, and an increase in the Company’s reinsurance recoverables. This increase was offset by the continued runoff of our closed block of business, primarily from our annuities and universal life blocks.

Significant variances are as follows:

Cash and invested assets increased by $40.7 million from $10,004.3 million at December 31, 2016 to $10,045.0 million at December 31, 2017. The significant components of this balance and related increase are described below.

The Company’s fixed maturities bond portfolio increased by $0.2 billion from $8.2 billion at December 31, 2016 to $8.4 billion at December 31, 2017. The increase is primarily a function of interest rate movements and the resulting increase in net unrealized gains in the current year. The fixed maturities bond portfolio is comprised of approximately 80% of publicly traded securities and approximately 20% in privately placed issuances.

Mortgage loans decreased by $412.0 million from $1.46 billion at December 31, 2016 to $1.04 billion at December 31, 2017. The decrease is related to maturing mortgage loans and paydowns.

Policy loans decreased by $0.5 million from $178.9 million at December 31, 2016 to $178.4 million at December 31, 2017. These balances are expected to continue to decline over time in conjunction with the runoff of the retained policies.

Other invested assets primarily consist of derivative balances. Derivatives increased by $2.1 million from $18.9 million at December 31, 2016 to $21.0 million at December 31, 2017. These balances are comprised primarily of options and futures that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as realized investment gains for GAAP reporting purposes. The increase in these balances is primarily related to the equity market movement in 2017 and slightly higher option balances.

Cash and short-term investments increased by $136.2 million from $133.0 million at December 31, 2016 to $269.1 million at December 31, 2017. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of overall invested assets. The increase in cash and short-term investments in 2017 is primarily a function of reinvestment activity timing.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as an asset while the policyholder liabilities ceded under these contracts are reported as future policyholder benefits or policyholder account balances.

Reinsurance recoverables increased by $221.4 million from $6.3 billion at December 31, 2016 to $6.5 billion as of December 31, 2017. This increase is primarily related to growth in long-term care reserves and the increase in reserves in interest-sensitive life business ceded to ALIC.

Additionally, the Company maintains reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and morbidity on long-term care policies under coinsurance and yearly renewable term agreements to non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million at the Acquisition date. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital. This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

VOBA decreased by $51.7 million from $186.7 million at December 31, 2016 to $135.0 million at December 31, 2017. The decrease is a function of amortization of $29.8 million and the adjustment for net unrealized investment gains of $21.8 million during the year. VOBA balances before the impact of net unrealized gains were $180.9 million and $151.0 million at December 31, 2016 and December 31, 2017, respectively.

Deposit receivable and ModCo Payable decreased by $87.9 million from $1.2 billion at December 31, 2016 to $1.1 billion at December 31, 2017. The deposit receivable and ModCo payable arise from the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction under deposit accounting principles. Under deposit accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount. The decrease in the balance is consistent with the runoff of the reinsured blocks of business. We will continue to see these balances decline as the annuity blocks run off.

Other assets increased by $29.1 million from $781.5 million at December 31, 2016 to $810.6 million at December 31, 2017. The balance is primarily comprised of the intercompany note, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the initial amount of $513.0 million. The net deferred tax asset of $3.7 million at December 31, 2016 became a net deferred tax liability of $24.6 million at December 31, 2017, resulting from the decline in gross unrealized losses in 2017 and the impact of the new tax legislation. This decline in the net deferred tax asset was offset by the increase in the Vehicle Note balance. The Vehicle Note balance increased by $36.0 million from $659.0 million at December 31, 2016 to $695.0 million at December 31, 2017. Please see the discussion on the related Surplus Note in the Long Term Debt section below.

Separate Account assets and liabilities increased by $118.2 million from $1.3 billion at December 31, 2016 to $1.5 billion at December 31, 2017. This increase was primarily driven by increased investment income related to equity market appreciation in 2017 partially offset by variable annuity surrenders and benefits paid during the year.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the Variable Life business are reinsured to ALIC. As of December 31, 2017 and 2016, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Liabilities

Total liabilities increased by $221.1 million, from $19.4 billion at December 31, 2016 to $19.6 billion at December 31, 2017. The increase consists of the following components:

Future policy benefits increased by $398.3 million from $5.1 billion at December 31, 2016 to $5.5 billion at December 31, 2017. Such liabilities are established to meet the estimated future obligations of policies in-force. The increase in these liabilities is primarily related to the increase in reserves established for secondary guarantees on universal life products, long-term care reserves, and for payout annuities due to new annuitizations. Also included here are the amounts ultimately ceded to ALIC and other third party reinsurers.

Policyholders’ Account Balances decreased by $258.5 million, from $10.9 billion at December 31, 2016 to $10.7 billion at December 31, 2017 as a result of policyholder maturities and surrenders offset by funding agreements issued to FHLB. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities, and are comprised of cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for GMIB associated with variable annuities (and a small amount of GMDB associated with variable life business), which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including GMAB and GMWB are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers (with a small amount of retained GMWB coverage related to equity indexed annuities). For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt increased by $36.0 million from $659.0 million at December 31, 2016 to $695.0 million at December 31, 2017. This balance represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. With the Department of Insurance approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $36.0 million in 2017, primarily related to the increase in statutory universal life secondary guarantee reserves and term reserves. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other liabilities increased by $15.0 million from $104.1 million at December 31, 2016 to $119.1 million at December 31, 2017. This balance consists of various policyholder related liabilities, other liability balances related to general expenses, the net deferred tax liability, unsettled trades, etc. The increase in this balance is comprised of a decrease in policyholder related liabilities of $9.6 million offset by the increase in the net deferred tax liability of $24.6 million, primarily related to the increase in unrealized gains offset by the reduction in tax rates resulting from U.S. Tax Reform.

Results of Operations

The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2017	2016	2015
Income (Loss) Before Federal Income Tax	$(6.1)	$46.1	$128.7
Federal Income Tax Expense (Benefit)	(15.8)	14.6	46.1

Net Income (Loss)	$9.7	$31.5	$82.6

Other Comprehensive Income (Loss) (“OCI”)	109.0	118.5	(240.2)

Comprehensive Income (Loss)	$118.7	$150.0	$(157.6)

Results of Operations

For the Year Ended December 31, 2017

Net income of $9.7 million was primarily derived from the tax benefit resulting from the enactment of the new tax legislation in 2017. The loss before federal income tax of $6.1 million was derived from product margins offset by net realized capital gains. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2017, the mortality margin decreased due to changes to future assumptions primarily for mortality based on our annual review of assumptions and net realized capital gains were lower than the prior year.

Other comprehensive income of $109.0 million for the year ended December 31, 2017 was primarily related to the increase in net unrealized gains on fixed maturities of $338.9 resulting from lower interest rates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $179.0 million, and tax effect of $50.9 million.

For the Year Ended December 31, 2016

Net income of $31.5 million was primarily derived from net realized capital gains and product margins. Net realized capital gains were lower than 2015 and primarily arose from strategic reinvestment and our continued investment portfolio resegmentation to better align asset and liability cash flows. In 2016, the mortality margin decreased due to higher policyholder benefits, as well as, changes to future assumptions.

Other comprehensive income of $118.5 million for year ended December 31, 2016 was primarily related to the decrease in net unrealized losses on fixed maturities of $242.2 million due to a decrease in spreads particularly for corporates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $59.9 million, and tax effect of $63.8 million.

For the Year Ended December 31, 2015

Net income of $82.6 million was primarily derived from net realized capital gains and product margins. Net realized capital gains arose from the strategic reinvestment and investment portfolio resegmentation in 2015 to better align asset and liability cash flows. In 2015, the mortality margin improved over the prior year due to lower policyholder benefits.

Other comprehensive loss of $240.2 million for year ended December 31, 2015 was primarily related to the increase in our net unrealized losses on fixed maturities of $487.0 million due to an increase in spreads on investments, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $117.0 million and tax effect of $129.8 million.

The significant components of income are summarized below:

($ in millions)	2017	2016	2015
Revenues
Premiums earned	$3.2	$16.6	$8.8
Fee income from policyholders	346.2	346.0	353.9
Net investment income	401.1	397.1	398.9
Realized investment gains, net	38.1	73.7	113.5

Total revenues	$788.6	$833.4	$875.1
Expenses
Policyholder benefits	$439.9	$449.1	$351.7
Interest credited to policyholders	277.1	269.5	301.1
Other operating expenses	47.9	38.6	52.7
Amortization of VOBA	29.8	30.1	40.9

Total expenses	$794.7	$787.3	$746.4

Net Income (Loss) before Federal Income Taxes	$(6.1)	$46.1	$128.7

Premiums Earned and Fee Income

Premiums earned were $3.2 million, $16.6 million and $8.8 million for the years ended December 31, 2017, 2016 and 2015, respectively. These premiums relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business. Yearly Renewable Term (“YRT”) reinsurance premiums ceded on universal life products are shown here, while Cost of Insurance charges are included in fee income from policyholders. The YRT reinsurance premiums increase each year as our policyholders age and, as a result, our reinsurance premiums more than offset the direct premium from traditional products in 2017. Premium associated with new annuitazions also declined in 2017.

Fee income from policyholders was $346.2 million, $346.0 million and $353.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Fee income has been consistent on an annual basis. Cost of insurance charges increase as policyholders age, but are offset by lapses, as well as, to expense loads and surrender charges that grade down with policy duration.

Net investment income was $401.1 million, $397.1 million and $398.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. Net investment income was attributable to the following asset types:

($ in millions)	2017	2016	2015
Fixed maturities, available for sale	$345.3	$330.2	$334.9
Commercial mortgage loans	56.5	69.4	63.0
Cash & short-term investments	1.7	1.0	0.5
Other	12.4	9.3	9.6

Gross investment income	$415.9	$409.9	$408.0
Investment expenses	$14.8	$12.8	$9.1

Net investment income	$401.1	$397.1	$398.9

Overall, net investment income in 2017 remained consistent with 2016 and 2015, as a result of continued asset liability management initiatives. The investment expense increase is related to a specific investment initiative, with corresponding higher returns.

Realized investment gains were $38.1 million, $73.7 million and $113.5 million for the years ended December 31, 2017, 2016 and 2015, respectively. The net realized gains in 2017 were primarily derivative related. The net realized gains in 2016 and 2015 were related to asset liability management initiatives to improve yields and better match assets and liabilities.

Policyholder benefits were $439.9 million, $449.1 million and $351.7 million for the years ended December 31, 2017, 2016 and 2015. Policyholder benefits include both incurred claims and the change in liability for future policy benefits. The decrease in 2017 is a result of lower reserve changes in long-term care products offset by higher incurred claims. The increase in 2016 is primarily due to unfavorable mortality experience and annual updates to assumptions (including changes in economic environment, interest and mortality). A significant portion of the increase in reserves in 2016 related to the recognition of realized capital gains of invested assets supporting the universal life secondary guarantee products.

Incurred claims were lower in 2015 resulting from better mortality experience offset by an increase in the change in the liability for future policy benefits related to universal life secondary guarantee products.

Interest credited to policyholders was $277.1 million, $269.5 million and $301.1 million for the years ended December 31, 2017, 2016 and 2015, respectively. This line item represents interest credited to liabilities arising from interest-sensitive life insurance and annuity products. Interest credited in 2017 increased as a result of higher interest credited to the Company’s equity-indexed annuity products resulting from the strong equity market performance and interest credited to the FHLB funding agreements. Interest credited to policyholders decreased in 2016 due to lower account values resulting from runoff of business and lower amounts credited to the Company’s equity-indexed annuity products, resulting from lower equity market performance.

Operating and acquisition expenses were $47.9 million, $38.6 million and $52.7 million for the years ended December 31, 2017, 2016 and 2015, respectively. These expenses are comprised of general operating expenses, premium taxes, and other fees associated with reinsurance. Operating and acquisition expenses were higher in 2017 as a result of higher reinsurance expense allowances, higher claim litigation expenses and higher compensation costs, resulting from the Transaction. Operating and acquisition expenses for the year ended December 31, 2015 included initial separation and integration costs that were not incurred in 2016 or 2017.

Amortization of VOBA was $29.8 million, $30.1 million and $40.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. VOBA amortization is expected to decline over time as the unamortized balance is amortized with expected gross profits on specific product lines. The amortization in 2017 and 2016 were in line with expectations for those years, while 2015 amortization was higher than expected due to significant realized capital gains associated with those products lines.

Other Information

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the years ended December 31, 2017, 2016 and 2015:

Surrenders and withdrawals

	2017		2016		2015
($ in millions)	Amounts	Rate	Amounts	Rate	Amounts	Rate
Annuities	$561.4	11.7%	$605.2	11.3%	$784.3	13.2%
Variable and interest-senstive life	$82.1	2.5%	$88.7	2.7%	$129.5	3.8%

As both annuities and life business have been in runoff since 2014, it is generally expected that the amount of surrenders (in dollars) would decrease, even if the surrender rates were to remain the same. For annuities, most products exhibit a slight increase in lapse rates in 2017. Surrender rates for annuities decreased in 2016 as a result of lower equity-indexed annuity surrenders. In 2015, higher surrenders were reported in general for products reaching the end of specific guarantee periods (e.g., expiry of market value adjustments). Surrender rates for variable and interest sensitive life declined slightly in 2017.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

	December 31, 2017	December 31, 2016
($ in millions)
Fixed maturities, at estimated fair value	$8,400.2	$8,198.1
Fair value option and trading securities, at estimated fair value	109.9	14.6
Redeemable preferred stock	14.8	—
Common Stock	8.2	5.1
Commercial mortgage loans	1,043.2	1,455.2
Policy loans	178.4	178.9
Cash and short-term investments	269.1	133.0
Other invested assets	21.2	19.4

Total Cash and Invested Assets	$10,045.0	$10,004.3

Assets listed in the “Other” category principally consist of derivative assets

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2017, 2016 and 2015:

	2017			2016			2015
($ in millions)	Amount	Yield		Amount	Yield		Amount	Yield
Fixed maturities and Fair value option and trading securities	$349.1	4.16	% (a)	$330.7	4.12	% (a)	$334.9	3.88%
Commercial mortgage loans	56.5	3.95%		69.4	3.50%		63.0	3.66%
Cash, cash equivalents and short-term investments	1.7	1.10%		1.0	0.43%		0.5	0.28%
Other investment (loss) income	8.6			8.8			9.6

Gross investment income	$415.9			$409.9			$408.0

Investment Expense	14.8			12.8			9.1

Net Investment Income	$401.1			$397.1			$398.9

(a)	Includes Fixed maturities, available for sale, fair value option and trading securities

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2017 and 2016, GAIA held CMBS with an amortized cost of $189.6 million and $385.8 million, respectively.

Fixed Maturities by Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these fixed maturities by industry category as of December 31, 2017 and 2016 along with their associated gross unrealized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2017 ($ in millions)
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$416.6	$5.3	$(12.4)	$409.5
Obligations of U.S. States and Political subdivisions	741.3	37.9	(2.7)	776.5
Foreign Governments	24.2	0.2	(1.7)	22.7
Corporate securities
Basic materials	322.4	20.9	(3.0)	340.3
Communications	700.0	25.0	(4.6)	720.4
Consumer, cyclical	447.0	14.5	(4.6)	456.9
Consumer, non-cyclical	842.2	32.4	(6.8)	867.8
Diversified	1.0	—	—	1.0
Energy	655.5	28.3	(10.6)	673.2
Financial	1,733.8	76.9	(3.4)	1,807.3
Industrial	519.2	15.6	(1.8)	533.0
Technology	332.9	22.1	(0.8)	354.2
Utilities	615.3	22.8	(2.3)	635.8
ABS	478.3	5.3	(3.4)	480.2
CMBS	189.6	1.4	(3.1)	187.9
RMBS	127.4	6.5	(0.5)	133.4
Redeemable preferred stock	14.8	—	—	14.8

Total fixed maturities, available for sale	$8,161.5	$315.1	$(61.7)	$8,414.9
Common stock	8.2	—	—	8.2

Total fixed maturities and equity securities investments	$8,169.7	$315.1	$(61.7)	$8,423.1

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2016 ($ in millions)
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$508.6	$7.7	$(15.0)	$501.3
Obligations of U.S. States and Political subdivisions	702.4	15.9	(8.6)	709.7
Foreign Governments	31.0	0.3	(3.3)	28.0
Corporate securities
Basic materials	331.0	10.5	(11.4)	330.1
Communications	564.6	6.0	(17.1)	553.5
Consumer, cyclical	505.2	7.4	(12.3)	500.3
Consumer, non-cyclical	888.6	9.0	(29.1)	868.5
Diversified	1.6	—	—	1.6
Energy	651.3	5.8	(23.9)	633.2
Financial	1,579.5	17.7	(24.5)	1,572.7
Industrial	522.3	7.7	(10.7)	519.3
Technology	320.2	3.5	(7.6)	316.1
Utilities	599.0	7.3	(14.7)	591.6
ABS	512.5	5.4	(10.1)	507.8
CMBS	385.8	1.3	(5.8)	381.3
RMBS	180.5	5.5	(2.9)	183.1

Total fixed maturities, available for sale	$8,284.1	$111.0	$(197.0)	$8,198.1
Common stock	5.1	—	—	5.1

Total fixed maturities and equity securities investments	$8,289.2	$111.0	$(197.0)	$8,203.2

Gross unrealized losses decreased by $135.3 million from $197.0 million at December 31, 2016 to $61.7 million at December 31, 2017. There was also an increase in gross unrealized gains of $204.1 million, for a total change in net unrealized gain of $339.4 million. The improvement in net unrealized gains was primarily due to a decrease in treasury yields and spreads, particularly for Corporates in 2017. The 10-year treasury yield curve rates at December 31, 2017 and 2016 were 2.41% and 2.45%, respectively. Blended Corporate spreads at December 31, 2017 and 2016 were 200 basis points and 260 basis points, respectively.

Fixed Maturities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated:

December 31, 2017 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,657.9	$147.3	$(14.6)	$3,790.6
2	Baa	3,213.4	143.3	(20.4)	3,336.3

	Investment grade	$6,871.3	$290.6	$(35.0)	$7,126.9
3	Ba	209.5	6.7	(6.6)	209.6
4	B	29.3	—	(6.2)	23.1
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$238.8	$6.7	$(12.8)	$232.7

	Total before asset and mortgage-backed securities	$7,110.1	$297.3	$(47.8)	$7,359.6
	Asset and mortgage-backed securities	1,051.5	17.8	(13.9)	1,055.4

	Total fixed maturities	$8,161.6	$315.1	$(61.7)	$8,415.0

December 31, 2016 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,495.5	$40.6	$(76.8)	$3,459.3
2	Baa	3,043.7	47.9	(69.7)	3,021.9

	Investment grade	$6,539.2	$88.5	$(146.5)	$6,481.2
3	Ba	234.0	2.8	(16.5)	220.3
4	B	29.4	0.2	(6.0)	23.6
5	C and lower	2.2	—	(0.7)	1.5
6	In or near default	—	—	—	—

	Below investment grade	$265.6	$3.0	$(23.2)	$245.4

	Total before asset and mortgage-backed securities	$6,804.8	$91.5	$(169.7)	$6,726.6
	Asset and mortgage-backed securities	1,479.3	19.5	(27.3)	1,471.5

	Total fixed maturities	$8,284.1	$111.0	$(197.0)	$8,198.1

Below investment grade fixed maturities represented 2.7% and 3.0% of total fair value at December 31, 2017 and 2016, respectively.

Equity Securities

The equity securities of $8.2 million and $5.1 million as of December 31, 2017 and 2016, respectively, are entirely related to the ownership of FHLB stock.

Commercial Mortgage Loans

At December 31, 2017 and 2016, approximately 10.4% and 14.6% of GAIA were in commercial mortgage loans, respectively. At December 31, 2017 and 2016, the carrying value of commercial mortgage loans was $1,043.2 million and $1,455.2 million, respectively.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
($ in millions)
Alabama	$1.1	$1.3
Arizona	20.0	20.4
California	173.1	255.1
Colorado	57.3	57.3
Connecticut	—	25.3
Florida	103.9	123.2
Georgia	63.5	65.4
Hawaii	5.0	6.1
Illinois	88.0	114.5
Iowa	0.8	1.0
Kansas	9.2	9.2
Kentucky	6.5	7.2
Maine	—	3.7
Maryland	19.8	21.0
Massachusetts	53.6	77.8
Minnesota	116.9	132.4
Nevada	80.8	84.7
New Jersey	34.1	65.9
New York	50.7	66.5
North Carolina	34.0	55.9
Ohio	12.5	38.6
Pennsylvania	1.0	31.9
South Carolina	1.3	1.9
Tennessee	—	3.2
Texas	100.1	133.0
Utah	7.8	42.6
Virginia	1.0	1.7
Washington	0.1	3.7
Wisconsin	1.1	4.7
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,043.2	$1,455.2

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2017 and 2016.

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2017
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731.6	$48.9	$—	$780.5	74.8%	$782.6	74.9%
65% to 75%	222.8	39.9	—	262.7	25.2%	261.9	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954.4	$88.8	$—	$1,043.2	100.0%	$1,044.5	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2016
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785.1	$36.8	$11.4	$833.3	57.3%	$848.7	57.9%
65% to 75%	581.2	25.3	—	606.5	41.7%	601.6	41.1%
76% to 80%	10.5	—	—	10.5	0.7%	10.5	0.7%
Greater than 80%	4.9	—	—	4.9	0.3%	4.3	0.3%

Total	$1,381.7	$62.1	$11.4	$1,455.2	100.0%	$1,465.1	100.0%

All of our mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2017. The loan-to-value ratios for our commercial mortgage portfolio improved primarily from updated appraisals and certain mortgage maturities and sales in 2017. At December 31, 2017, there were no mortgage loans that were not current.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity needs and prudent diversification. Our asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as our investment advisors buy and sell within their respective markets based upon the acceptable boundaries established by our investment and other risk policies, which are overseen by our board of directors, and our investment and asset-liability management team.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk- free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 8.2 years and 7.4 years as of December 31, 2017 and December 31, 2016, respectively. The increase in asset duration year over year was due to a concerted extension effort to continue to decrease the duration gap, improve cash flow matching, and reduce our exposure to interest rate risk. However, given the duration of our assets remains shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2017, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $810 million, compared to $740 million as of December 31, 2016. The increase in the change in net fair value was due to a concerted extension effort throughout 2017 to decrease the duration gap and reduce our exposure to interest rate risk. The increase in the fair value of assets would be partially offset by the increase in the fair value of the underlying liabilities. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets by monitoring our spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. We manage this risk through a disciplined Asset-Liability Management process that endeavors to align expected liability cashflows with assets of a similar profile. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2017, the spread duration of assets was

8.8 years, compared to 7.6 years as of December 31, 2016. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2017, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $870 million as of December 31, 2017 compared to $760 million as of December 31, 2016. While this is an increase in the interest sensitivity, this is expected due to our strategic duration extension effort to continue to reduce the duration gap in 2017. The increase in the fair value offsets would be partially offset by the increase in the fair value of the underlying liabilities.

The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries, and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 100 basis points on the portfolio would result in a loss of $96 million as of December 31, 2017, compared to $100 million as of December 31, 2016. The decrease is due to generally declining invested asset balances year-over-year. The selection of 100 basis points should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees. The present value of a 20% decrease in equity values would result in a decline in the present value of future contract charges and fees of approximately $7 million as of December 31, 2017, compared to a decline of $6 million as of December 31, 2016. The selection of 20% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2017 and 2016, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.4 billion and $1.3 billion, respectively.

As of December 31, 2017 and 2016, we had $1.2 billion and $1.3 billion in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates based on the performance of the S&P 500, respectively. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2017 and December 31, 2016, we had $21.0 million and $18.9 million in market value of S&P 500 options and futures under the hedging program, respectively.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company did not incur any losses on derivative financial instruments due to counterparty nonperformance in 2017 or 2016; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31, 2017 and 2016:

($ in millions)	2017	2016
Common stock, retained earnings and additional paid-in capital	$418.4	$478.7
Accumulated other comprehensive income	72.8	(36.2)

	$491.2	$442.5

Shareholder’s equity increased in 2017 and 2016 primarily due to a decrease in unrealized capital losses due to lower interest rates and net income generated during the year, offset by the payments of dividends to our parent.

Financial strength ratings. Our financial strength ratings as of December 31, 2017 and 2016, were A- from A.M. Best Company, Inc. (“AM Best”) and BBB+ from Standard & Poor’s Ratings Services (“S&P”), both with negative outlook reflecting uncertainty regarding Lincoln Benefit’s ability to grow the business through closed block transactions. With the announcement of the Transaction, S&P issued a press release indicating a “CreditWatch Developing” status and AM Best issued a press release indicating “Under Review with Developing Implications” indicating that more information will be required to determine whether the rating will affirmed, upgraded or downgraded post-close of the Transaction. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If we have insufficient capital, our regulator may act to reduce the amount of or deny the payment of, dividends. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by/(used in) operating activities was $(87) million, $(1) million, and $(34) million for the years ended December 31, 2017, 2016 and 2015, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income, differences in the timing of reinsurance payments and other operating activities (e.g., tax payments, expenses, etc.)

Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. Prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution paid for five years subsequent to April 1, 2014. After receiving approval from the Department of Insurance, the Company paid dividends of $70.0 million, $42.0 million and $187.0 million in the years ended December 31, 2017, 2016 and 2015, respectively.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 1, 2018 are included below.

Clive Cowdery, 54, has been a director since April 2014. Mr. Cowdery is also a director of both LBL HoldCo, Inc. and LBL HoldCo II, Inc. Mr. Cowdery was a director and President of Resolution Life GP Ltd. from December 2013 to September 2016, and a director of Resolution Life (Parallel) GP Ltd. from May 2014 to September 2016. Mr. Cowdery is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 50, has been a director since April 2014. Mr. Hack is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 54, has been a director since April 2014. Ms. Frohman is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman currently serves on the board of directors of Farmers Mutual of Nebraska. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised the Company and LBL HoldCo on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 69, has been a director since April 2014. Mr. Stein is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the board of directors of Assurant, Inc. From January 2013 to May 2017, Mr. Stein served on the board of directors of Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 54, has been a director since April 2014. Ms. Vandecruze is also a director of LBL HoldCo, Inc. and LBL HoldCo II, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 70, has been a director since April 2014. Mr. Carbone is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation and is an advisor to Hudson Structured Capital Management. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 51, has been a director since October 2015, and prior to that Mr. Campbell had been a director from May 2014 through May 2015. Mr. Campbell is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From June 2015 through September 2015, Mr. Campbell was a counselor in the domestic finance office of the U.S. Department of Treasury. Since July 2013, except while he was at the U.S. Department of Treasury, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc. and American Life & Accident Insurance Company of Kentucky.

W. Weldon Wilson, 57, has been a director and Chief Executive Officer since April 2014, and was appointed President effective October 1, 2017. Mr. Wilson also serves as a director, Chief Executive Officer and President for LBL HoldCo, Inc. and LBL HoldCo II, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America Inc. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 53, has been Executive Vice President, Chief Financial Officer and Treasurer since April 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both LBL HoldCo, Inc. and LBL HoldCo II, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of Chartered Accountants Australia and New Zealand and The Canadian Institute of Chartered Accountants.

Item 11(l).	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive officers of Lincoln Benefit also serve as officers of HoldCo Parent and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. They were employees of HoldCo Parent or a subsidiary. Allocations of compensation were made for each named executive based on the amount of the named executive’s time allocated to Lincoln Benefit under the Services Agreement by and between HoldCo and Lincoln Benefit, effective as of April 1, 2014 (the “Services Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this Compensation Discussion and Analysis disclosure. The named executive officers may have received additional compensation for services rendered to HoldCo Parent or other HoldCo Parent subsidiaries, including HoldCo, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes HoldCo Parent’s executive compensation program and specifically describes, for the following named executive officers (“NEOs”) of Lincoln Benefit below, the total 2017 compensation attributable to services rendered to Lincoln Benefit:

W. Weldon Wilson — Chairman, President and Chief Executive Officer (“CEO”)

Robyn Wyatt — Chief Financial Officer (“CFO”), Executive Vice President and Treasurer

Keith Gubbay — President and Chief Actuary(1)

Simon Packer — Chief Transformation Officer(2)

Karl Chappell — Managing Director, Investments and Mergers and Acquisitions(3)

Leigh McKegney – Vice President, Chief Legal Officer and Secretary(4)

(1)	Mr. Gubbay’s employment with HoldCo Parent terminated on September 30, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Gubbay’s “Separation Agreement”).
(2)	Mr. Packer’s employment with HoldCo Parent terminated on December 31, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Packer’s “Separation Agreement”).
(3)	Mr. Chappell’s employment with HoldCo Parent terminated on September 30, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Chappell’s “Separation Agreement”).
(4)	Ms. McKegney’s employment with HoldCo terminated on March 31, 2018, in accordance with the Retention and Separation Agreement dated August 25, 2017, as amended in March 2018 (such agreement, as amended, Ms. McKegney’s “Retention Agreement”).

2017 Compensation Philosophy

The objectives of HoldCo Parent’s executive compensation program for 2017 were to (i) create a link between pay and performance, (ii) attract, motivate and retain talented employees, (iii) align the interests of executives and other employees with the interests of HoldCo Parent’s shareholders and (iv) foster compliance and support sensible, but not excessive, risk taking. HoldCo Parent has designed the elements of its executive compensation program in order to meet these objectives.

Elements of the Compensation Program Design

All compensation and benefits paid to our officers is determined and paid or provided by HoldCo Parent. HoldCo Parent pays its executives, including the NEOs, base salary and bonus as set forth in each executive’s employment agreement, as applicable, and at the direction of the HoldCo compensation committee. In addition, the executives, including NEOs, receive employee benefits on the same terms as other similarly situated executives of HoldCo Parent and its subsidiaries. The elements of compensation for the NEOs are determined pursuant to the terms of their individual employment agreements with HoldCo Parent, if applicable. HoldCo has a compensation committee of its board of directors to oversee executive compensation matters, including advising on compensation policies and reviewing and approving the determination of annual bonus payments earned by the executives. Annually, HoldCo Parent reviews data metrics from third party vendors, the Hay Group and DW Simpson, in order to benchmark, using the Hay Group, its employees’ compensation against a broad range of industries, and using DW Simpson, its actuaries’ compensation against other life insurance companies. Mr. Wilson assists the compensation committee in setting compensation for the other HoldCo Parent executives.

Employment Agreements

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with HoldCo Parent. HoldCo Parent negotiated each employment agreement at the time the officer became employed by HoldCo Parent in 2013 or 2014, prior to its acquisition of Lincoln Benefit. The terms of each agreement, including salary and target bonus opportunities, were determined based on an evaluation of appropriate compensation levels in the insurance industry and the level of compensation, benefits and other entitlements that HoldCo Parent considered necessary to attract and retain the executives. The employment agreements set each executive’s base salary and provide for an annual bonus opportunity expressed as a percentage of base salary, and employee benefits on the same terms as similarly situated executives of HoldCo Parent. Mr. Wilson’s, Mr. Gubbay’s and Ms. Wyatt’s target annual bonus opportunity is 60%; and Mr. Chappell’s and Mr. Packer’s target annual bonus opportunity is 50%. The employment agreements of Messrs. Chappell and Packer also provided for reimbursement of certain relocation expenses incurred in 2014 or 2015. Mr. Gubbay’s and Ms. Wyatt’s employment agreement each provided for deferred sign-on bonuses payable in three equal amounts on the first through third anniversaries of the effective date of such employment agreement and such payments were completed during 2016. Ms. McKegney joined HoldCo in 2014 and is considered an employee at will, receiving a base salary and an annual bonus opportunity equal to 40% of her base salary. The amount of each of these elements of compensation that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Due to the announcement of the sale of HoldCo Parent on October 2, 2017 to an affiliate of Global Bankers Insurance Group, HoldCo Parent was deemed to have initiated a “qualifying termination” as defined in the NEOs’ employment agreements.

HoldCo Parent and each of Messrs. Gubbay, Chappell and Packer entered into a Separation and Release Agreement in August 2017 and each left the employment of HoldCo Parent on September 30, 2017, September 30, 2017 and December 31, 2017, respectively. HoldCo Parent did not replace these named executives and Mr. Wilson and Ms. Wyatt assumed the relevant responsibilities previously conducted by Messrs. Gubbay, Chappell and Packer. Messrs. Gubbay, Chappell and Packer each received severance benefits in accordance with their employment agreements and the amount that is attributed to Lincoln Benefit is as set forth in the Summary Compensation Table.

HoldCo Parent and each of Mr. Wilson and Ms. Wyatt entered into a Retention, Separation and Release Agreement (referred to as, Mr. Wilson’s “Retention Agreement” and Ms. Wyatt’s “Retention Agreement”, respectively). The Retention Agreements commenced August 2017 and were set to expire March 31, 2018, however in March 2018 HoldCo Parent amended the Retention Agreements (such agreements, as amended, Mr. Wilson’s “Amended Retention Agreement” and Ms. Wyatt’s “Amended Retention Agreement”, respectively) to extend the expiration to the earlier of December 31, 2018 or such earlier date as decided by the Company (the “Separation Date”). Mr. Wilson and Ms. Wyatt are entitled to receive the agreed additional compensation if they remain with HoldCo Parent until the Separation Date. HoldCo and Ms. McKegney entered into a Retention and Separation Agreement in August 2017 (as amended in March 2018), and Ms. McKegney left the employment of HoldCo on March 31, 2018. Additional information regarding Mr. Wilson’s and Ms. Wyatt’s Amended Retention Agreements and Ms. McKegney’s Retention Agreement is set forth below in the “Estimate of Potential Payments upon Termination of Employment or Change of Control” section.

Base Salary

For 2017, each NEO received the base salary set forth in his or her individual employment agreement, or in the case of Ms. McKegney, as agreed with Ms. McKegney pursuant to her employment at will arrangement, in each case as adjusted by prior compensation committee approvals. The amount of each such NEO’s base salary for 2017 that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table. No changes were made in 2017 to the salaries of each NEO.

Annual Bonus Payments

Variable cash compensation in the form of annual bonuses is provided to reward executives for results based on the past performance year. Each NEO’s employment agreement provides for an annual performance-based bonus opportunity, with the target annual bonus amount expressed as a percentage of such NEO’s base salary. The compensation committee of the board of directors of HoldCo approved a revised annual bonus plan formula in 2017 for all employees, including NEOs, comprised of two parts: a financial corporate performance factor and an individual performance factor. The corporate performance factor is based on the financial performance of Lincoln Benefit compared to an annual financial and capital plan approved by the board of directors. The financial performance targets are the risk-based capital ratio at year end and the amount of dividends paid by Lincoln Benefit during the fiscal year. The individual performance factor is based on the achievement of individual performance objectives. Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt’s annual bonus based on a ratio of 75% from the corporate performance factor and 25% from individual performance, and Ms. McKegney’s annual bonus is based on a ratio of 60% from the corporate performance factor and 40% from individual performance. As a result of the announced sale of HoldCo Parent, the compensation committee of the board of directors determined that for 2017, the corporate performance factor for all employees, including the NEOs, would be set at 100%, irrespective of the calculated factor. For 2017, the compensation committee determined that (i) Mssrs. Gubbay, Chappell and Packer were entitled to receive a pro-rata portion of their target 2017 bonus as defined by their respective employment agreements, based on the period of service rendered during 2017, (ii) Mr. Wilson should receive his target bonus for 2017, (iii) Ms. Wyatt should receive 125% of her target bonus for 2017 and (iv) Ms. McKegney should receive an individual performance factor of 150%. The amount of each such NEO’s annual bonus that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Long-Term Incentive Compensation

Each of the NEOs participate in Resolution’s long-term incentive compensation program, but have not received any long-term or equity-based compensation for their services to Lincoln Benefit. Grants under Resolution’s long-term incentive compensation program were made to Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt prior to the acquisition of Lincoln Benefit, and to Ms. McKegney after she joined HoldCo Parent, and are subject to satisfaction of vesting criteria based on continued service to HoldCo Parent. As a result of the decision to end the investoment period at Resolution and the announced sale of HoldCo Parent, it is assumed that no additional partners will be added to the long-term incentive compensation program and awards will be paid out at the current percentages. As such equity was awarded prior to the acquisition of Lincoln Benefit and no expense related to such equity is allocated to Lincoln Benefit under the Services Agreement, such compensation is not included in the Summary Compensation Tables or other tables below.

Other Benefits

The NEOs participate in the benefit programs available to other employees of HoldCo. These benefits include health and welfare coverage and participation in a HoldCo 401(k) plan. HoldCo matches employee contributions up to 6% of eligible compensation.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for all services rendered to Lincoln Benefit for the last three fiscal years, in a manner consistent with the allocation of compensation under the Services Agreement or the Service and Expense Agreement, as applicable.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)		Total ($)
W. Weldon Wilson	2015	650,000	351,000	—	—	—	—	18,296		1,019,296
Chairman of the Board,	2016	429,000	217,632	—	—	—	—	11,380		658,012
President and	2017	893,750	536,250	—	—	—	—	22,937		1,452,937
Chief Executive Officer

Robyn Wyatt	2015	420,000	486,600	—	—	—	—	21,576		928,176
Executive Vice President,	2016	420,000	472,866	—	—	—	—	15,544		908,410
Chief Financial Officer and	2017	586,250	439,688					22,459		1,048,397
Treasurer

Keith Gubbay	2015	175,000	227,750	—	—	—	—	7,593		410,343
President and Chief	2016	140,000	177,622	—	—	—	—	8,291		325,913
Actuary	2017	107,554	63,000					221,463		392,017

Simon Packer	2015	396,000	198,000	—	—	—	—	55,451	(5)	649,451
Chief Transformation	2016	352,000	148,808	—	—	—	—	26,078		526,886
Officer	2017	409,221	200,750					325,595		935,566

Karl Chappell	2015	320,000	160,000	—	—	—	—	11,680		491,680
Managing Director,	2016	320,000	135,280	—	—	—	—	25,434		480,714
Investments and Mergers	2017	248,299	120,000					267,131		635,430
and Acquisitions

Leigh McKegney	2017	216,563	105,000					29,193		350,755
Vice President, Chief Legal Officer and Secretary(2)

(1)	Disclosure is provided in 2017 for two executive officers employed at year end 2017 (Mr. Packer and Ms. McKegney), other than the CEO and CFO. The Company had no additional executive officers at year end 2017.
(2)	Ms. McKegney was not a named executive officer in 2015 and 2016.
(3)	Amounts in this column for each of Ms. Wyatt, Ms. McKegney and Messrs. Wilson, Gubbay, Packer and Chappell represent the portion of the NEO’s annual performance-based bonus that is attributable to services rendered to Lincoln Benefit, plus, in the case of Ms. Wyatt and Mr. Gubbay for 2016 and 2015, the portion of the 2016 and 2015 payment of the deferred sign-on bonus attributable to services rendered to Lincoln Benefit.
(4)	Includes severance benefits for Messrs. Gubbay, Packer and Chappell, whose employment with HoldCo Parent terminated in 2017, in accordance with their respective Separation and Release Agreements of $214,660, $301,125 and $240,000.
(5)	Includes $29,315 in relocation benefits and $18,270 in 401(k) matching contributions.

Other Compensation Information

Potential Payments as a Result of Termination or Change in Control (“CIC”)

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with HoldCo Parent that provides for severance and/or other payments on certain terminations of employment. As a result of the announced sale of HoldCo Parent to an affiliate of Global Bankers Insurance Group, each NEO is determined to be entitled to receive the stated severance benefits upon termination. If Messrs. Gubbay’s, Packer’s or Chappell’s or Ms. Wyatt’s employment is terminated (i) by mutual agreement between HoldCo Parent and the NEO, (ii) by HoldCo Parent without “cause” or (iii) by the NEO with “good reason” (such terminations, “qualifying terminations”), the NEO is entitled to: the severance benefit described in the paragraph below; a pro-rated bonus for the year of termination, based on actual HoldCo Parent performance; and continued medical coverage at the same premium rate paid by active employees for the period during which the NEO receives the severance benefit. If Mr. Wilson’s employment is terminated in a qualifying termination, he is entitled to a pro-rated bonus for the year of termination and continued medical coverage for twelve months at the same premium rate paid by active employees. Mr. Wilson’s employment agreement does not provide for other severance payments.

On a qualifying termination of Ms. Wyatt’s or Mr. Gubbay’s employment, the NEO’s severance benefit is equal to one year of base salary plus target bonus. On a qualifying termination of Mr. Chappell’s or Mr. Packer’s employment, he is entitled to an amount equal to one-half of the sum of his annual base salary plus target bonus.

For these purposes, “cause” means (i) fraudulent statements or acts of the NEO with respect to the performance of his or her duties under the employment agreement, (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, any crime that constitutes a felony or any crime that constitutes a misdemeanor involving moral turpitude, deceit, dishonesty or fraud and that results in material harm to HoldCo Parent, (iii) willful misconduct by the NEO with respect to HoldCo Parent or any of its subsidiaries, or (iv) a material breach by the NEO of his or her employment agreement. “Good reason” for these purposes means (a) a reduction in the NEO’s base salary, annual bonus percentage, long-term incentive compensation percentage, or HoldCo Parent’s refusal to pay the NEO any compensation or benefits due, (b) a material diminution in the NEO’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action, (c) any willful breach by HoldCo Parent of a material term of the NEO’s employment agreement, (d) HoldCo Parent requiring the NEO to engage in any unlawful or criminal act or (e) the bankruptcy of HoldCo Parent. For Mr. Gubbay, “good reason” also includes a termination of employment by Mr. Gubbay if (X) HoldCo Parent requests that he relocate his residence from the Boston, Massachusetts area after the second anniversary of the effective date of his agreement, (Y) he declines such request to relocate and (Z) he continues to perform his duties from the Boston, Massachusetts area for six months following his decline of the request to relocate (or such shorter period as agreed by HoldCo Parent). In order to terminate his or her employment for “good reason,” an NEO must give HoldCo Parent written notice and HoldCo Parent shall have 30 days to cure.

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt’s severance payments are subject to such NEO signing a general release of claims. In addition, each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt are subject to covenants not to compete and not to solicit for one year following the date of termination (two years for Mr. Wilson), a non-disparagement covenant for three years following the date of termination, and an indefinite non-disclosure covenant. Ms. McKegney’s severance payment is subject to her signing a general release of claims. In addition, Ms. McKegney is subject to a covenant not to solicit for one year following the date of termination, as well an indefinite non-disparagement covenant and a standard, indefinite non-disclosure covenant to which all HoldCo employees are subject.

Upon termination of each of Mssrs. Gubbay, Chappell and Packer, effective September 30, 2017, September 30, 2017 and December 31, 2017, respectively, each individual received the payments set forth in the Summary Compensation Table above. Upon termination of Ms. McKegney, effective March 31, 2018, pursuant to her Retention Agreement, she is entitled to receive a retention benefit equal to 16 months of base salary, plus separation pay equal to the equivalent of (i) two weeks of her base salary for each year of completed continuous service (standard for HoldCo employees) and (ii) her 2018 pro rata annual plan bonus payment for the period from January 1, 2018 until March 31, 2018. Such payments are expected to be made in April 2018.

Under Mr. Wilson’s Amended Retention Agreement, he is entitled to receive a retention benefit equal to one year of base salary, in addition to the severance benefits contained in his employment agreement, for remaining with HoldCo Parent until March 31, 2018, and the equivalent of his 2018 pro rata annual incentive plan bonus payment for the period from April 1, 2018 through the Separation Date for remaining with HoldCo Parent until the Separation Date. Under Ms. Wyatt’s Amended Retention Agreement, she is entitled to receive (i) a retention benefit equal to six months of base salary, in addition to the severance benefits contained in her employment agreement for remaining with HoldCo Parent until March 31, 2018, and (ii) an additional retention benefit equal to the equivalent of her actual salary earned from April 1, 2018 through the Separation Date, plus the equivalent of her 2018 pro rata annual incentive plan bonus payment for the period from April 1, 2018 through the Separation Date, for remaining with HoldCo Parent until the Separation Date.

Estimate of Potential Payments upon Termination of Employment or Change of Control

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements in connection with a termination of employment under various scenarios or a change in control and that are attributable to service to Lincoln Benefit and reimbursable under the Services Agreement, assuming such event occurred on December 31, 2018.

Name	Event(1)	Base Salary and Bonus($)(2)	Health & Welfare ($)	Total Payments ($)
W. Weldon Wilson	Qualifying Termination	1,706,250	15,447	1,721,697
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0
Robyn Wyatt	Qualifying Termination	1,674,750	9,555	1,684,305
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0
Leigh McKegney	Qualifying Termination	259,856	23,170	283,026

(1)	For Mr. Wilson and Ms. Wyatt, a “qualifying termination” is a termination by mutual agreement between HoldCo Parent and the executive, by the executive with “good reason” or by HoldCo Parent without “cause.” The amount includes the terms of Mr. Wilson’s and Ms. Wyatt’s respective Amended Retention Agreements and all amounts are calculated based on the percentage of the executive’s time that would be allocated to Lincoln Benefit under the Services Agreement based on a qualifying termination on December 31, 2017. For Ms. McKegney, a “qualifying termination” is a termination by mututal agreement between HoldCo and the executive pursuant to Ms. McKegney’s Retention Agreement.
(2)	Because the termination of employment for Mr. Wilson and Ms. Wyatt is deemed to occur on December 31, 2018, the pro-rated portion of any 2018 bonus payable as a result of termination would be 100%. Ms. McKegney was terminated as of March 31, 2018, so the information is provided for such termination date and is expected to be paid in April 2018.

Risk Management and Compensation

HoldCo Parent has performed a review of compensation policies and practices for all of its employees who provide services to Lincoln Benefit and has concluded that its compensation policies and practices are not reasonably likely to have a material adverse impact on Lincoln Benefit.

Director Compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. The portion of the annual retainer allocated to Lincoln Benefit for 2017 is set forth in the table below. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in Resolution Life L.P. and Resolution Life (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the Board retainer for a calendar year of service is converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year is available. The notional interest will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, the unvested portion of the notional interest will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest will vest. If a director is terminated as a result of the closing of the announced sale of HoldCo to an affiliate of Global Bankers Insurance Group, this will be considered a qualifying termination and such director’s notional interest will vest. If the Partnerships pay a distribution to their partners, the electing director will be paid, on a current basis, a distribution in cash based on notional interest (both vested and unvested) held by such director as of the record date of the distribution. Vested portions of notional interests will be settled in cash on the first to occur of (1) a liquidity event of the Partnerships and (2) termination of the director’s board service, in which case settlement would occur in the year following the year in which the director’s board service ends.

The following table summarizes the allocation of compensation of each of Lincoln Benefit’s independent directors during 2017 for his or her services as a member of the Board of Directors of Lincoln Benefit and its committees in a manner consistent with the allocation of compensation under the Services Agreement. Directors who are officers or employees of HoldCo Parent and its subsidiaries and other non-independent directors do not receive any additional compensation for their services as a director of Lincoln Benefit.

Name of Non-Employee Director	Fees Earned or Paid in Cash(1) ($)	All Other Compensation ($)	Total ($)
Stephen Campbell	$137,813	—	$137,813
Richard Carbone	$137,813	$—	$137,813
Ann Frohman	$137,813	$—	$137,813
Robert Stein	$137,813	$—	$137,813
Grace Vandecruze	$137,813	$—	$137,813

(1)	Includes the portion of the cash retainer paid in the form of a deferred notional interest in the Partnerships at the election of the director. The following table sets forth, by grant date, the allocation of the number of HoldCo Parent deferred notional interest of the Partnerships credited to each director, the grant date fair value of each award and the percentage of such notional interest held at December 31, 2017 with respect to service as a Lincoln Benefit director in 2017 in a manner consistent with the allocation of compensation under the Services Agreement. All deferred notional interests vested on December 31, 2017.

	Grant Date	Percentage of Notional Interest on each grant date		Grant Date Fair Value on each of January 1, 2017, April 1, and July 1, 2017 and October 1, 2017	Percentage of Notional Interest Held at December 31, 2017
Richard Carbone	January 1, April 1, and July 1, 2017 October 1, 2017	0.0057 0.0068	% %	21,329 25,594	0.0949%
Robert Stein	January 1, 2017 April 1 and July 1, 2017 October 1, 2017	0.0088 0.0061 0.0074	% % %	32,813 22,969 27,562	0.1111%
Grace Vandecruze	January 1, April 1 and July 1, 2017 October 1, 2017	0.0026 0.0032	% %	9,844 11,813	0.0379%

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees, and in February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	25,000	100%
N/A	LBL HoldCo, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Capital Limited 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Clive Cowdery 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to March 31, 2018 and restricted stock units for which restrictions expire on or prior to March 31, 2018. The following share amounts are as of March 31, 2018.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, LBL HoldCo II, Inc., LBL HoldCo, Inc., Resolution Life L.P., Resolution Life GP Ltd., Resolution Life (Parallel) Partnership, Resolution Life (Parallel) GP Ltd.	n/a	n/a	Lincoln Benefit is an indirect wholly-owned subsidiary of (i) Resolution Life L.P., which is controlled by its general partner Resolution Life GP Ltd. and (ii) Resolution Life (Parallel) Partnership, which is controlled by its managing partners, which includes Resolution Life (Parallel) GP Ltd. Resolution Life (Parallel) GP Ltd. is wholly-owned by Resolution Life GP Ltd. Resolution Life GP Ltd. is wholly- owned by Resolution Capital Limited, which is wholly-owned by Clive Cowdery.

Resolution Life L.P.	n/a	n/a	Clive Cowdery has indirectly invested $8.997 million in Resolution Life L.P., which currently accounts for 1.768% of the current total $509 million of aggregate investment in Resolution Life L.P. and Resolution Life (Parallel) Partnership.

Changes in Control

On December 31, 2013, LBL HoldCo, Inc. and LBL HoldCo II, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, LBL HoldCo, Inc. and LBL HoldCo II, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, LBL HoldCo, Inc. pledged the securities of LBL HoldCo II, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to LBL HoldCo II, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, LBL HoldCo II, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If LBL HoldCo II, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the LBL HoldCo II, Inc. and Lincoln Benefit stock pledged under the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), Resolution Life L.P. and Resolution Life (Parallel) Partnership, entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the second quarter of 2018.

Item 11(n). Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	LBL HoldCo II, Inc. (“HoldCo”), the direct parent of Lincoln Benefit.

•	LBL HoldCo, Inc. (“HoldCo Parent”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014	2015 2016 2017	(13,864,952 (14,147,918 (18,796,724	)¹ )¹ )¹	N/A N/A N/A	13,864,952¹ 14,147,918¹ 18,796,724¹	N/A N/A N/A

[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2015 2016 2017	(22,880,000 (25,069,000 (26,875,000	)² )² )²	N/A N/A N/A	N/A N/A N/A	22,880,000² 25,069,000 26,875,000	[2] [2]
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2015 2016 2017	22,880,000 25,069,000 26,875,000	² ² [2]	N/A N/A N/A	N/A N/A N/A	(22,880,000 (25,069,000 (26,875,000	)² )[2] )²
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2015 2016 2017	(6,670,882 (7,328,260 (7,834,870	)[3] )[3] )[3]	N/A N/A N/A	N/A N/A N/A	6,670,882 7,328,260 7,834,870	[3] [3] [3]

[2]	Surplus/Vehicle Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement.

When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to Human Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2017, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; Donnelley Financial Solutions, Inc. (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Stacks LLC (f/k/a Jayhawk File Express, LLC) (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Supplement dated January 22, 2018, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

We previously notified you that the variable sub-accounts listed below in your Variable Annuity were closed to all contract owners except those contract owners who had Account Value invested in the variable sub-accounts, and that we had intended to remove them as investment options and substitute new investment options under your Variable Annuity contract:

PIMCO Total Return Portfolio – Administrative Shares

CUSIP Number 693394405

PIMCO Total Return Portfolio – Advisor Shares

CUSIP Number 693394538

However, we are no longer planning to remove these sub-accounts or substitute new investment options. As a result, effective February 5, 2018, the above variable sub-accounts will be available to all contract owners.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

LBLSUP2

Supplement dated October 30, 2017

to the Prospectuses and Statements of Additional Information for

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) (DATED MAY 1, 2017)

CONSULTANT I (DATED MAY 1, 2017)

LBL ADVANTAGE (DATED MAY 1, 2004)

CONSULTANT II (DATED MAY 1, 2004)

PREMIER PLANNER (DATED MAY 1, 2004)

INVESTOR’S SELECT (DATED MAY 1, 2007)

Issued by

LINCOLN BENEFIT LIFE COMPANY

LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

This supplement updates certain information contained in the prospectus and statement of additional information for each of the variable annuity contracts listed above (each a “Contract”). All terms not defined in this supplement shall have the same meanings as the terms used in the prospectuses and statements of additional information. Please read this supplement carefully and keep it for future reference. No other action is required of you.

On September 28, 2017, Lincoln Benefit Life Company’s direct parent, Resolution Life, Inc. changed its name to LBL HoldCo II, Inc., and Lincoln Benefit Life Company’s indirect parent, Resolution Life Holdings, Inc. changed its name to LBL HoldCo, Inc.

On October 1, 2017, the indirect parent companies of Lincoln Benefit Life Company— Resolution Life L.P. and Resolution Life (Parallel) Partnership—entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit Life Company, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the 1st quarter of 2018.

The terms and provisions of your Contract will not be changed by the Transaction, and Lincoln Benefit Life Company will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit Life Company is the named insurer under your Contract. Following the Transaction, the Prudential Insurance Company of America or an affiliate will continue to reinsure the Contracts and administer the Variable Account and the Contracts.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

LBLSUP1

Supplement dated January 9, 2017 to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective close of business February 24, 2017 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Janus Aspen Series Global Research Portfolio – Institutional Shares

Janus Aspen Series Global Research Portfolio – Service Shares

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-accounts.

If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated July 22, 2016, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

The following Portfolio will be liquidated effective as of the close of business on September 23, 2016 (“Liquidation Date”):

PIMCO Money Market Portfolio – Administrative Shares

On the Liquidation Date, the above Portfolio will no longer be available under your Annuity contract, and any Contract Value allocated to this liquidated Portfolio will be transferred, as of the close of business on the Liquidation Date, to the Default Transfer Portfolio, as follows:

Liquidated Portfolio	Default Transfer Portfolio

PIMCO Money Market Portfolio – Administrative Shares	Fidelity ® VIP Government Money Market Portfolio – Initial Class

Please note that you have the ability to transfer out of the above Liquidated Portfolio any time prior to the Liquidation Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your Annuity contract. Also, for a period of 60 days after the Liquidation Date, any Contract Value that was transferred to the Fidelity ® VIP Government Money Market Portfolio – Initial Class as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in your prospectus. Please refer to your prospectus for detailed information about investment options.

After the Liquidation Date, the above-listed Liquidated Portfolio will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates the above Liquidated Portfolio will be deemed instruction for the Fidelity ® VIP Government Money Market Portfolio – Initial Class, as applicable. This includes but is not limited to, systematic withdrawals, Dollar Cost Averaging, and Auto Rebalancing.

You may wish to consult with your financial representative to determine if your existing allocation instructions should be changed before or after the Liquidation Date.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated January 20, 2016, to the

Prospectus for your Variable Annuity

Issued By

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective February 23, 2016 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

UIF U.S. Real Estate Portfolio, Class I

UIF U.S. Real Estate Portfolio, Class II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in the variable sub-accounts thereafter.

Dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-accounts.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated October 30, 2015, to the

Prospectus for your Variable Annuity

Issued by

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Allstate Life Insurance Company, Allstate Life Insurance Company of New York, and Lincoln Benefit Life Company (the “Companies”) have filed an application with the Securities and Exchange Commission (“SEC”) requesting an order to allow the Companies to remove the PIMCO Total Return Portfolio – Administrative Shares and the PIMCO Total Return Portfolio – Advisor Shares (collectively, the “Replaced Portfolios”) as investment options under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares (the “Replacement Portfolio”), as described below.

The Companies believe that the proposed substitution is in the best interests of contract owners. The investment objectives of the Replaced Portfolios and the Replacement Portfolio are substantially similar. The Companies will bear all expenses related to the substitution, and there will be no tax consequences for you. The Companies anticipate that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

The proposed substitution and adviser for the Replaced Portfolio and the Replacement Portfolio are:

Proposed Substitution
	Replaced Portfolios	Replacement Portfolio
Portfolio Names	PIMCO Total Return Portfolio – Administrative Shares PIMCO Total Return Portfolio – Advisor Shares	BlackRock Total Return V.I. Portfolio
Adviser	Pacific Investment Management Company LLC	BlackRock, Inc.

Please note that:

●☐☐	No action is required on your part at this time, nor will you need to take any action if the SEC approves the substitution.

●☐☐

On the date of the substitution, Account Values and/or Purchase Payments currently allocated to the Replaced Portfolios will be redirected to the Replacement Portfolio unless you have changed your selection and transferred your Account Values before the substitution takes place. If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing or comparable program, your Account Value invested in the Replaced Portfolios will be transferred automatically to the Replacement Portfolio on the date of the substitution. Your enrollment instructions will be automatically updated to reflect the Replacement Portfolio for any continued and future investments.

●☐☐

You may transfer amounts in your variable annuity contract among the investment options as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Annuity, subject to the issuing Company’s restrictions on transfers to prevent or limit “market timing” activities by Owners or agents of Owners.

●☐☐

If you make one transfer from a Replaced Portfolio into one or more Sub-accounts before the substitution, or from the Replacement Portfolio after the substitution, any transfer fee that might otherwise be imposed will be waived from the date of this Supplement through the date that is 30 days after the substitution. In addition, if you make one transfer from a Replaced Portfolio into a Sub-account before the substitution or from the Replacement Portfolio within 30 days after the substitution, the transfer will not be treated as one of a limited number of transfers (or exchanges) permitted under your Annuity.

●☐☐

On the effective date of the substitution, your Account Value will be the same as before the substitution. However, the number of units you receive in the Replacement Portfolio may be different from the number of units in the Replaced Portfolio.

●☐☐	There will be no tax consequences to you.

In connection with the substitution, we will send you a prospectus for the Replacement Portfolio that contains complete information concerning the Replacement Portfolio, including information on all Replacement Portfolio fees and charges, as well as notice of the actual date of the substitution and confirmation of transfers.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                         LINCOLN BENEFIT LIFE COMPANY

                      Supplement Dated September 30, 2013
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2013
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004
                INVESTOR'S SELECT PROSPECTUS DATED MAY 1, 2007

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

THE FOLLOWING PARAGRAPHS ARE ADDED TO THE "LINCOLN BENEFIT LIFE COMPANY"
PROVISION UNDER THE "MORE INFORMATION" SECTION OR THE "DESCRIPTION OF LINCOLN
BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT" SECTION OF YOUR PROSPECTUS:

On July 17, 2013, Allstate Life entered into an agreement with Resolution Life
Holdings, Inc. ("Resolution"), a Delaware corporation established by Resolution
Life L.P., pursuant to which Allstate Life agreed to sell Lincoln Benefit to
Resolution or a wholly-owned subsidiary of Resolution (the "Transaction"). The
Prudential Insurance Company of America or an affiliate will continue to reinsure and administer the Variable Account and the Contracts. The benefits and provisions of the Contracts will not be changed by the Transaction. Also, the Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract. Following the Transaction, Lincoln Benefit will no longer be an affiliate of Allstate Life.

The Transaction and certain related agreements are subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the
Transaction is targeted to close in the 4 th quarter of 2013.

Upon receipt of regulatory approvals, Lincoln Benefit will amend and restate its existing reinsurance arrangements with Allstate Life. Lincoln Benefit will recapture, and Allstate Life no longer will reinsure: (i) all fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by Lincoln Benefit, (ii) all of the life insurance business written by
Lincoln Benefit through independent life insurance producers other than certain specified life insurance policies and (iii) all of the net liability of Lincoln
Benefit with respect to the accident and health and long-term care insurance business written by Lincoln Benefit (the "Recapture"). The benefits and provisions of the Contracts will not be changed by the Recapture, and the
Recapture will not change the fact that Lincoln Benefit is the named insurer under your Contract.

Pursuant to the Recapture, Allstate Life will transfer to Lincoln Benefit, for inclusion in its general account reserves, cash and specified assets with an aggregate statutory book value equal to net statutory general account reserves attributable to the recaptured business, adjusted for the final settlement amount under the applicable existing reinsurance agreements between Lincoln
Benefit and Allstate Life that are being amended and restated in connection with the Transaction.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                          SUPPLEMENT, DATED JULY 6, 2011,
                    TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                       ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of
New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

              Invesco V.I. Basic Value Fund--Series I
              Invesco V.I. Basic Value Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement, dated October 18, 2010,
                   to the Prospectus for your Variable Annuity
                                    Issued by

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Capital Appreciation Fund--Series I
                Invesco V.I. Capital Appreciation Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457-7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit
Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason
Variable Portfolios has approved the reorganization, on or about April 27, 2007
("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio -
Class II into the Legg Mason Partners Variable Fundamental Value Portfolio -
Class I, which will be added as an investment choice to your contract as of
April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract
Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II
Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable
Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value
Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg
Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the
Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The LBL Advantage Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The LBL Advantage Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

AIM V.I. Dent Demographics Trends Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Service Class 2 Seeks reasonable income.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

Oppenheimer International Growth Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Real Return Portfolio - Administrative Shares Seeks maximum real return, consistent with preservation of real capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities
(three years or longer.)

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth.
Current income is a secondary objective.

Rydex VT OTC Fund Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100
Index.

Rydex VT Sector Rotation Fund Seeks long-term capital appreciation.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder VIT EAFE Equity Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the MSCI EAFE Index which emphasizes stocks of companies in major markets in Europe, Australia, and the
Far East.

Scudder VIT Equity 500 Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the S&P 500 Index which emphasizes stocks of large U.S. companies.

Scudder VIT Small Cap Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, the performance of the Russell 2000 Index which emphasizes stocks of small U.S. companies.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Real Estate Portfolio, Class II Seeks to provide above-average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account

THE LBL ADVANTAGE VARIABLE ANNUITY

Prospectus dated May 1, 2004

Lincoln Benefit Life Company ("LINCOLN BENEFIT" "WE", OR "US") is offering the
LBL Advantage Variable Annuity, a group and individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 40 "INVESTMENT ALTERNATIVES" The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 37 variable subaccounts ("VARIABLE SUBACCOUNTS") of the Lincoln Benefit Life
Variable Annuity Account ("VARIABLE ACCOUNT"). Each Variable Subaccount invests exclusively in shares of the portfolios ("PORTFOLIOS") of the following underlying funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS          PIMCO ADVISERS VIT
THE ALGER AMERICAN FUND               PIMCO VARIABLE INSURANCE TRUST
FIDELITY(R) VARIABLE INSURANCE        PUTNAM VARIABLE TRUST
 PRODUCTS                             THE RYDEX VARIABLE TRUST
JANUS ASPEN SERIES                    SALOMON BROTHERS VARIABLE SERIES FUNDS
LAZARD RETIREMENT SERIES, INC.         INC
MFS(R) VARIABLE INSURANCE TRUST(SM)   SCUDDER INVESTMENTS VIT FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
PANORAMA SERIES FUND, INC.            VAN KAMPEN LIFE INVESTMENT TRUST

Each Fund has multiple Portfolios. Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or
Portfolios. Your annuity application will list all available Portfolios.

Lincoln Benefit has filed a Statement of Additional Information, dated May 1,
2004, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 58 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

EFFECTIVE MAY 1, 2004, THIS CONTRACT IS NO LONGER BEING OFFERED FOR SALE.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
            DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT
            PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE
IMPORTANT   WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

NOTICES     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
            RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
            EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR
            OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL
            REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
            RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
      Important Terms                                                          3
      The Contract At A Glance                                                 4
      How the Contract Works                                                   5
      Expense Table                                                            6
      Financial Information                                                    9
   CONTRACT FEATURES
      The Contract                                                            10
      Purchases                                                               11
      Contract Value                                                          12
      Investment Alternatives
         The Variable Subaccounts                                             14
         The Fixed Account Options                                            15
         Transfers                                                            18
      Expenses                                                                20
      Access To Your Money                                                    22
      Contract Loans for 403(b) Contracts                                     23
      Income Payments                                                         24

                                                                            PAGE
                                                                            ----
      Death Benefits                                                          27
      Other Information
      More Information:                                                       31
         Lincoln Benefit Life Company                                         31
         The Variable Account                                                 31
         The Portfolios                                                       32
         The Contract                                                         32
         Non-Qualified Annuities Held Within A Qualified Plan                 33
         Legal Matters                                                        33
      Taxes                                                                   34
      Annual Reports and Other Documents                                      40
APPENDIX A - ACCUMULATION UNIT VALUES                                         41
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLE                                  49
APPENDIX C - CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT            51
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        53

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             7
Accumulation Unit                                                             14
Accumulation Unit Value                                                       14
Anniversary Values                                                            33
Annuitant                                                                     12
Automatic Additions Program                                                   13
Automatic Portfolio Rebalancing Program                                       23
Beneficiary                                                                   12
Cancellation Period                                                           14
Contingent Beneficiary                                                        12
*Contract                                                                     12
Contract Anniversary                                                           6
Contract Owner ("You")                                                        12
Contract Value                                                                 6
Contract Year                                                                  4
Death Benefit Anniversary                                                     31
Dollar Cost Averaging Program                                                 23
Due Proof of Death                                                            31
Enhanced Earnings Death Benefit Rider                                         32
Enhanced Death Benefit Rider                                                  32
Fixed Account Options                                                         19
Free Withdrawal Amount                                                        24
Funds                                                                          1
Guarantee Periods                                                             20
Guaranteed Income Benefit                                                     29

                                                                            PAGE
                                                                            ----
Guaranteed Maturity Fixed Account                                             19
Income Base                                                                   30
Income Benefit Rider                                                          29
Income Plan                                                                   28
In-Force Premium                                                              33
Investment Alternatives                                                       16
Issue Date                                                                     7
Lincoln Benefit ("We" or "Us")                                                 1
Loan Account                                                                  27
Market Value Adjustment                                                       21
Payout Phase                                                                   7
Payout Start Date                                                             28
Portfolios                                                                    36
Primary Beneficiary                                                           12
Rider Date                                                                    32
SEC                                                                            1
Settlement Value                                                              31
Systematic Withdrawal Program                                                 26
Tax Qualified Contracts                                                       41
Valuation Date                                                                14
Variable Account                                                              35
Variable Subaccount                                                           16

*    In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group
     Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $10,000. You can add to your Contract as often
                                 and as much as you like, but each payment must
                                 be at least $100 unless you enroll in an
                                 automatic payment plan, in which case each
                                 payment must be at least $50.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 20 days of
                                 receipt or any longer period as your state may
                                 require ("CANCELLATION PERIOD"). Upon
                                 cancellation, we will return your purchase
                                 payments adjusted, to the extent federal or
                                 state law permits, to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account. If your Contract is qualified
                                 under Section 408 of the Internal Revenue Code,
                                 we will refund the greater of any purchase
                                 payments or the Contract Value.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .   Total Variable Account annual fees equal to
                                     1.35% of average daily net assets (1.60% if
                                     you select the ENHANCED DEATH BENEFIT
                                     RIDER, 1.55% if you elect the INCOME
                                     BENEFIT RIDER, and 1.80% if you select both
                                     the Enhanced Death Benefit and the Income
                                     Benefit Riders).

                                 .   If you select the ENHANCED EARNINGS DEATH
                                     BENEFIT RIDER, you would pay an additional
                                     annual fee of up to 0.35% of average daily
                                     net assets (depending on the oldest
                                     Contract owner's age on the date we issue
                                     the Rider). For more information about
                                     Variable Account expenses, see "EXPENSES"
                                     below.

                                 .   Withdrawal charges ranging from 0% to 8% of
                                     purchase payment withdrawn (with certain
                                     exceptions)

                                 .   Transfer fee of up to 0.50% of the transfer
                                     amount, but not less than $25, after 12th
                                     transfer in any CONTRACT YEAR (fee
                                     currently waived)

                                 .   State premium tax (if your state imposes
                                     one). In addition, each Portfolio pays
                                     expenses that you will bear indirectly if
                                     you invest in a Variable Subaccount.
--------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 40 Investment Alternatives
ALTERNATIVES                     including:

                                 .   3 Fixed Account Options (which credit
                                     interest at rates we guarantee)

                                 .   37 Variable Subaccounts investing in
                                     Portfolios offering professional money
                                     management by these investment advisers:

                                     .   A I M Advisors, Inc.

                                     .   Deutsche Asset Management Inc.

                                     .   Fred Alger Management, Inc.

                                     .   Fidelity Management & Research Company

                                     .   Janus Capital Management LLC

                                     .   Lazard Asset Management LLC

                                     .   MFS(TM) Investment Management

                                     .   OpCap Advisors LLC

                                     .   OppenheimerFunds, Inc.

                                     .   Pacific Investment Management Company
                                         LLC

                                     .   Putnam Investment Management, LLC

                                     .   Rydex Investments

                                     .   Salomon Brothers Asset Management Inc

                                     .   Van Kampen*

                                     .   Van Kampen Asset Management

                                 To find out current rates being paid on the
                                 fixed account options or how the Variable
                                 Subaccounts have performed, call us at
                                 1-800-865-5237.

                                 *   Morgan Stanley Invesement Management Inc.,
                                     the adviser to the UIF Portfolios, does
                                     business in certain instances as Van
                                     Kampen.
--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .   AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 .   AUTOMATIC ADDITIONS PROGRAM

                                 .   DOLLAR COST AVERAGING PROGRAM

                                 .   SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .   life income with guaranteed payments

                                 .   a "joint and survivor" life income with
                                     guaranteed payments

                                 .   guaranteed payments for a specified period
                                     (5 to 30 years)

                                 We offer an optional Income Benefit Rider.
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the ANNUITANT (if the Contract Owner
                                 is a non-living person) die before the PAYOUT
                                 START DATE, we will pay the death benefit
                                 described in the Contract. We offer an Enhanced
                                 Death Benefit Rider and Enhanced Earnings Death
                                 Benefit Rider. The Enhanced Earnings Death
                                 Benefit Rider is not available for purchase
                                 with any IRA at this time.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. We do not currently impose a fee
                                 upon transfers. However, we reserve the right
                                 to charge up to 0.50% of the transfer amount,
                                 but not less than $25 per transfer after the
                                 12th transfer in each "Contract Year", which we
                                 measure from the date we issue your Contract or
                                 a Contract anniversary ("CONTRACT
                                 ANNIVERSARY"), which is the anniversary of your
                                 Contract's Issue Date.
--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time prior to the Payout Start
                                 Date. In general, you must withdraw at least
                                 $50 at a time. Full or partial withdrawals are
                                 available under limited circumstances on or
                                 after the Payout Start Date. Withdrawals of
                                 earnings are taxed as ordinary income and, if
                                 taken prior to age 59 1/2, may be subject to an
                                 additional 10% federal tax penalty. A
                                 withdrawal charge and a MARKET VALUE ADJUSTMENT
                                 also may apply.

                                  4 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. See
"TAX QUALIFIED CONTRACTS" on page 41. You do this during what we call the
"ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Subaccounts and/or Fixed Account Options. If
you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable
Subaccounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 28. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Subaccounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
--------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
SEE"The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-865-5237 if you have any questions about how the
Contract works.

                                  5 PROSPECTUS

EXPENSE TABLE

THE FOLLOWING TABLES LIST THE EXPENSES AND FEES THAT YOU WILL BEAR DIRECTLY OR
INDIRECTLY WHEN YOU BUY, OWN, OR SURRENDER A CONTRACT. THE FIRST TABLE DESCRIBES
THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN PORTFOLIOS. THE TABLES
AND THE EXAMPLES THAT FOLLOW DO NOT REFLECT PREMIUM TAXES THAT MAY BE IMPOSED BY
THE STATE WHERE YOU RESIDE. FOR MORE INFORMATION ABOUT VARIABLE ACCOUNT
EXPENSES, SEE "EXPENSES," BELOW. FOR MORE INFORMATION ABOUT PORTFOLIO EXPENSES,
PLEASE REFER TO THE ACCOMPANYING PROSPECTUSES FOR THE FUNDS.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

                     Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:
--------------------------------------------------------------------------------------------------------
Contract:            0         1         2         3         4         5         6         7        8+
Applicable Charge:   8%        7%        7%        6%        6%        5%        4%        3%       0%

All Contracts:
--------------------------------------------------------------------------------------------------------
Transfer Fee                              up to 0.50% of the amount transferred**

*    Each Contract Year, you may withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments (as defined in "Withdrawal
     Charge" below) without incurring a withdrawal charge. You may withdraw any
     Purchase Payment made more than 8 years before the withdrawal, which have not been previously withdrawn, without paying the charge.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.

THE TABLE BELOW DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUBACCOUNT)

                          Mortality and Expense Risk    Administrative   Total Variable Account
                                   Charge              Expense Charge*      Annual Expense
-----------------------------------------------------------------------------------------------
Without the Enhanced
Death Benefit or Income              1.25%                  0.10%                 1.35%
Benefit Riders
-----------------------------------------------------------------------------------------------
With the Enhanced Death              1.50%                  0.10%                 1.60%
Benefit Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit              1.45%                  0.10%                 1.55%
Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit
and Enhanced Death                   1.70%                  0.10%                 1.80%
Benefit Riders
-----------------------------------------------------------------------------------------------

If you elect the Enhanced Earnings Death Benefit Rider, your Total Variable
Account Annual Expenses will be increased, based on the oldest Contract Owner's age on the date we issue the Rider, as follows:

 Age    Annual Charge
---------------------
0-55        0.15%
---------------------
56-65       0.25%
---------------------
66-75       0.35%
---------------------

THE TABLE BELOW SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED
BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE
CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE
AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP
THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN
THIS TABLE DOES NOT SHOW THE EFFECT

                                  6 PROSPECTUS

OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH
PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
----------------------------------------------------------------------------
                                                           Minimum   Maximum
----------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses/(1)/ (expenses
that are deducted from Portfolio assets, including any
management fees, distribution and/or
service (12b-1) fees, and other expenses)                   0.50%     4.31%
----------------------------------------------------------------------------

(1)  EXPENSES ARE SHOWN AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS,
     BEFORE ANY WAIVER OR REIMBURSEMENT, AS OF DECEMBER 31, 2003.

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Income Benefit, Enhanced Death Benefit, and Enhanced Earnings
     Death Benefit Riders (assuming Contract Owner is age 66-75 on rider issue date and with total Variable Account expenses of 2.15%.)

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the Example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the Example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,257    $2,464    $3,629    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  867    $1,343    $1,846    $3,012
----------------------------------------------------------------------------------------

                                  7 PROSPECTUS

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $662     $1,954    $3,204    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $272     $  833    $1,421    $3,012
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE INCOME BENEFIT AND ENHANCED DEATH
BENEFIT RIDERS (TOTAL VARIABLE ACCOUNT EXPENSES OF 2.15%).IF THESE RIDERS WERE
NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

The Examples reflect the Free Withdrawal Amounts, if applicable.

                                   8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Subaccounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT".
Each Variable Subaccount has a separate value for its Accumulation Units which we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Because we deduct Rider charges directly from the Variable Subaccounts, we calculate separate Accumulation Unit Values for the base Contract and for
Contracts issued with various combinations of optional Riders.

Accumulation Unit Values for the lowest and highest charges available are shown in Appendix A to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of charges. Please contact us to obtain a copy of the Statement of Additional
Information.

To obtain a fuller picture of each Variable Subaccount's finances, please refer to the Variable Account's financial statements contained in the Statement of
Additional Information. The financial statements of Lincoln Benefit also appear in the Statement of Additional Information.

                                   9 PROSPECTUS

THE CONTRACT

CONTRACT OWNER

The LBL Advantage Variable Annuity is a contract between you, the Contract
Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract.
That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death
Benefits section. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application.

You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form.
Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.
Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. The Income
Benefit Rider terminates upon changes of the Annuitant. The Enhanced Earnings
Death Benefit Rider terminates upon changes of the Owner or, if the Owner is a non-living person, the Annuitant.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. Qualified plans may limit or modify your rights and privileges under the Contract. Variable Annuities held by Qualified Plans do not receive any additional tax deferral.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the
Contract Owner is a living person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If the Contract is a non-qualified Contract, you may designate a joint
Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only during the Payout Phase. If the sole surviving
Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i)  the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner subject to the Death of Owner provision if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the PRIMARY
BENEFICIARY, or if none surviving, the CONTINGENT BENEFICIARY, will receive any guaranteed income payments scheduled to continue.

You may name one or more primary Beneficiaries when you apply for a Contract.
The primary Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date. You may also name one or more Contingent
Beneficiaries who will receive any Death Benefit or Guaranteed Income Benefit if no Beneficiary survives the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of
Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable

                                  10 PROSPECTUS

as to any payment or settlement made prior to receiving the written notice.
Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies)
for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaires will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written requst, the change or restriction wll take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

If you did not name a Beneficiary or, unless otherwise provided in the
Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries or Contingent Beneficiaries, the new
Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the
Contract Owner is not a living person), we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions.
If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will honor an assignment of an interest in a Contract as collateral or security for a loan. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Qualified Plans and other types of retirement plans and the terms of such plans may themselves contain restrictions on assignments.
An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT AN
ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $100 or more unless part of an automatic additions program.
Each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost
Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for a Guarantee Period that are lower than $500, such amounts will be allocated to the PIMCO Money Market Portfolio. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. The most we will accept without our prior approval is $1,000,000. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more by automatically transferring money from your bank account. Consult your representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on

                                  11 PROSPECTUS

your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business, except for certain days immediately preceding or following certain national holidays when the New York Stock Exchange is open for business. Each day that the New York Stock Exchange is open for business is referred to as a VALUATION DATE. We determine the number of Accumulation Units for each Variable Subaccount to allocate to your contract by dividing that portion of your Purchase Payment allocated to a Variable Subaccount by that
Variable Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs. Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next
Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Subaccount to the Money Market Variable Subaccount
available under the Contract. We will notify you if we do so. At the end of the
Cancellation Period, we will allocate the amount in the Money Market Variable
Subaccount to the Variable Subaccount as you originally designated.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Subaccounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Subaccount to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Subaccount by (ii) the Accumulation
Unit Value of that Variable Subaccount next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Subaccount when the Accumulation Unit Value for the
Subaccount is $10, we would credit 1,000 Accumulation Units of that Variable
Subaccount to your Contract. Withdrawals and transfers from a Variable
Subaccount would, of course, reduce the number of Accumulation Units of that
Subaccount allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Subaccount will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Subaccount invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate

                                  12 PROSPECTUS

Accumulation Unit Value, please refer to the Statement of Additional
Information.

We determine a separate Accumulation Unit Value for each Variable Subaccount on each Valuation Date. We also determine a separate set of Accumulation Unit
Values reflecting the cost of the Enhanced Death Benefit Rider, the Income
Benefit Rider, the Enhanced Death Benefit Rider with the Income Benefit Rider, and the Enhanced Earnings Death Benefit Rider.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUBACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUBACCOUNTS

You may allocate your purchase payments to up to 37 Variable Subaccounts. Each
Variable Subaccount invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Subaccounts.

PORTFOLIO                 PORTFOLIO OBJECTIVE              INVESTMENT ADVISOR
--------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS (8)
--------------------------------------------------------------------------------
AIM V.I. Basic Value      Long-term growth of capital      A I M ADVISORS, INC.
 Fund - Series I (1)
--------------------------------------------------------
AIM V.I. Dent             Long-term growth of capital
 Demographic Trends
 Fund - Series I
--------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
--------------------------------------------------------------------------------
Alger American Growth     Long-term capital                FRED ALGER
 Portfolio - Class S       appreciation                     MANAGEMENT, INC.
--------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
--------------------------------------------------------------------------------
Fidelity VIP              Reasonable income                FIDELITY MANAGEMENT &
 Equity-Income                                              RESEARCH COMPANY
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Growth       Capital appreciation
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Investment   As high a level of current
 Grade Bond Portfolio -    income as is consistent
 Service Class 2           with the preservation of
                           capital
--------------------------------------------------------
Fidelity VIP Overseas     Long-term growth of capital.
 Portfolio - Service
 Class 2
--------------------------------------------------------------------------------
JANUS ASPEN SERIES
--------------------------------------------------------------------------------
Janus Aspen Series        Long-term growth of capital      JANUS CAPITAL
 Capital Appreciation                                       MANAGEMENT LLC
 Portfolio:
 Institutional Shares
 (2)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (3)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Worldwide Growth          in a manner consistent with
 Portfolio: Service        the preservation of
 Shares                    capital.
--------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC.
--------------------------------------------------------------------------------
Lazard Emerging Markets   Long-term capital                LAZARD ASSET
 Portfolio                 appreciation                     MANAGEMENT LLC
--------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
--------------------------------------------------------------------------------
MFS New Discovery         Capital appreciation             MFS(TM) INVESTMENT
 Series - Service Class                                     MANAGEMENT
--------------------------------------------------------
MFS Utilities Series -    Capital growth and current
 Service Class             income
--------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
--------------------------------------------------------------------------------
Oppenheimer Main Street   Capital appreciation             OPPENHEIMERFUNDS,
 Small Cap Fund/VA -                                        INC.
 Service Shares
--------------------------------------------------------------------------------
PANORAMA SERIES FUND, INC.
--------------------------------------------------------------------------------
Oppenheimer               Capital appreciation             OPPENHEIMERFUNDS,
 International Growth                                       INC.
 Fund/VA - Service
 Shares
--------------------------------------------------------------------------------
PIMCO ADVISERS VIT
--------------------------------------------------------------------------------
PAVIT OpCap Balanced      Growth of capital and            OPCAP ADVISORS LLC
 Portfolio (1)             investment income
--------------------------------------------------------
PAVIT PEA Science and     Capital appreciation
 Technology Portfolio
--------------------------------------------------------
PAVIT OpCap Small Cap     Capital appreciation
 Portfolio
--------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------------
PIMCO Foreign Bond        To maximize total return,        PACIFIC INVESTMENT
 Portfolio (U.S.           consistent with                  MANAGEMENT COMPANY
 Dollar-Hedged) -          preservation of capital and      LLC
 Administrative Shares     prudent investment
                           management
--------------------------------------------------------
PIMCO Money Market        To obtain maximum current
 Portfolio -               income consistent with
 Administrative Shares     preservation of capital and
                           daily liquidity.
--------------------------------------------------------
PIMCO Real Return         Seeks maximum real return,
 Portfolio -               consistent with
 Administrative Shares     preservation of real
                           capital and prudent
                           investment management.
--------------------------------------------------------
PIMCO Total Return        To maximize total return,
 Portfolio -               consistent with
 Administrative Shares     preservation of capital and
                           prudent investment
                           management.
--------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
--------------------------------------------------------------------------------
Putnam VT High Yield      High current income. Capital     PUTNAM INVESTMENT
 Fund - Class IB           growth is a secondary goal       MANAGEMENT, LLC
                           when consistent with
                           achieving high current
                           income. The fund seeks its
                           goal by investing at least
                           80% in U.S. corporate rated
                           below investment grade
                           (junk bonds) and that have
                           intermediate to long-term
                           maturities (three years or
                           longer.)
--------------------------------------------------------
Putnam VT International   Capital growth. Current
 Growth and Income Fund    income is a secondary
 - Class IB                objective.
--------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
--------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that          RYDEX INVESTMENTS
                           correspond to a benchmark
                           for over-the-counter
                           securities. The Portfolio's
                           current benchmark is the
                           NASDAQ 100 Index.
--------------------------------------------------------
Rydex VT Sector           Long-term capital
 Rotation Fund             appraciation.
--------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
--------------------------------------------------------------------------------
Salomon Brothers          Capital appreciation             SALOMON BROTHERS
 Variable All Cap Fund                                      ASSET MANAGEMENT INC
 - Class I (formerly
 Capital Fund) Class I
--------------------------------------------------------
Salomon Brothers          Long-term growth of capital
 Variable Investors        with current income as a
 Fund - Class I (1)        secondary objective
--------------------------------------------------------------------------------
SCUDDER INVESTMENTS VIT FUNDS
--------------------------------------------------------------------------------
Scudder VIT EAFE Equity   To replicate as closely as       DEUTSCHE ASSET
 Index Fund - Class B      possible before deduction        MANAGEMENT, INC.
                           of expenses, performance of
                           the MSCI EAFE Index which
                           emphasizes stocks of companies
                           in major markets in Europe,
                           Australia, and the Far East.
--------------------------------------------------------
Scudder VIT Equity 500    To replicate as closely as
 Index Fund - Class B      possible before deduction of
                           expenses, performance of
                           the S&P 500 Index which
                           emphasizes stocks of large
                           U.S. companies.
--------------------------------------------------------
Scudder VIT Small Cap     To replicate as closely as
 Index Fund - Class B      possible before deduction
                           of expenses, the
                           performance of the Russell
                           2000 Index which emphasizes
                           stocks of small U.S.
                           companies.
--------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
--------------------------------------------------------------------------------
Van Kampen UIF            Seeks long-term capital          VAN KAMPEN (6)
 Equity Growth             appreciation by investing
 Portfolio, Class I (4)    primarily in
                           growth-oriented equity
                           securities of large
                           capitalization companies.
--------------------------------------------------------
Van Kampen UIF            Above-average total return
 High Yield Portfolio,     over a market cycle of
 Class I                   three to five years by
                           investing primarily in high
                           yield securities (commonly
                           referred to as "junk
                           bonds").
--------------------------------------------------------
Van Kampen UIF            Seeks above-average total
 U.S. Mid Cap Value        return over a market cycle
 Portfolio, Class I (5)    of three to five years by
                           investing in common stocks
                           and other equity
                           securities.
--------------------------------------------------------
Van Kampen UIF            Seeks to provide
 U.S. Real Estate          above-average current
 Portfolio, Class II       income and long-term
                           capital appreciation by
                           investing primarily in
                           equity securities of
                           com[panies in the U.S. real
                           estate industry, including
                           real estate investment
                           trusts.
--------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
--------------------------------------------------------------------------------
Van Kampen LIT            Capital Growth                   VAN KAMPEN ASSET
 Aggressive Growth                                          MANAGEMENT
 Portfolio, Class II (7)
--------------------------------------------------------
Van Kampen LIT            Long-term growth of capital
 Growth & Income           and income
 Portfolio, Class II
--------------------------------------------------------------------------------

(1)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively.

(2)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(3)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(4)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I.

(5)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

(6)  Morgan Stanley Investment Management Inc., the investment adviser to the
     UIF Portfolios, does business in certain instances as Van Kampen.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio,
     Class II.

(8)  A Fund's objective may be changed by the Fund's Board of Trustees without shareholder approval.

SOME OF THE PORTFOLIOS HAVE NAMES SIMILAR TO RETAIL MUTUAL FUNDS. HOWEVER, THE
PORTFOLIOS MAY BE MANAGED BY A DIFFERENT PORTFOLIO MANAGER. MOREOVER, THE
PORTFOLIOS ARE LIKELY TO DIFFER FROM RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW,
AND TAX MATTERS. ACCORDINGLY, A PORTFOLIO'S SECURITY HOLDINGS MAY DIFFER FROM
THOSE OF A SIMILARLY NAMED RETAIL MUTUAL FUND, AND INVESTMENT RESULTS OF A
PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF
SIMILARLY NAMED RETAIL MUTUAL FUNDS.

                                  14 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed
Account. You may choose from among 3 Fixed Account Options, including 2 dollar cost averaging options and the option to invest in one or more GUARANTEE PERIODS included in the GUARANTEED MATURITY FIXED ACCOUNT. We may offer additional Fixed
Account options in the future. We will credit a minimum annual interest rate of
3% to money you allocate to any of the Dollar Cost Averaging Fixed Account
Options. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account. Loan
Payments may not be allocated to the Fixed Account(s).

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short
Term Dollar Cost Averaging Program by allocating purchase payments to THE SHORT
TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SHORT TERM DCA FIXED ACCOUNT
OPTION"). Each purchase payment allocated to the Short Term DCA Fixed Account
Option must be at least $1,200. We will credit interest to purchase payments you allocate to this Option for up to six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Short
Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 6 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 6 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may
establish an Extended Short Term Dollar Cost Averaging Program by allocating purchase payments to THE EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT
OPTION ("EXTENDED SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Extended Short Term DCA Fixed Account Option must be at least
$1,200. We will credit interest to purchase payments you allocate to this Option for up to twelve months at the current rate in effect at the time of allocation.
We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the
Extended Short Term DCA Fixed Account Option. However, you may not choose less than 7 or more than 12 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging
Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount.
No transfers are permitted into the Extended Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Short Term DCA
Fixed Account Option and the Extended Short Term DCA Fixed Account Option. That
is because we guarantee the current rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. We determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Short Term DCA Fixed Account Option and the Extended
Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at
1-800-865-5237.

                                  15 PROSPECTUS

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3,
5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s).

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee
Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Lincoln Benefit at
1-800-865-5237.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........................   $10,000
Guarantee Period.........................   5 years
Annual Interest Rate.....................      4.50%

                                     END OF CONTRACT YEAR
                                 YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                               ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value................         $10,000.00
 x (1 + Annual Interest Rate)       1.045
                               ----------
                               $10,450.00
Contract Value at end
 of Contract Year.....                     $10,450.00
 x (1 + Annual Interest Rate)                   1.045
                                           ----------
                                           $10,920.25
Contract Value at end
 of Contract Year.....                                 $10,920.25
 x (1 + Annual Interest Rate)                               1.045
                                                       ----------
                                                       $11,411.66
Contract Value at end
 of Contract Year.....                                             $11,411.66
 x (1 + Annual Interest Rate)                                           1.045
                                                                   ----------
                                                                   $11,925.19
Contract Value at end
 of Contract Year.....                                                         $11,925.19
 x (1 + Annual Interest Rate)                                                       1.045
                                                                               ----------
                                                                               $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000.00)

This example assumes no withdrawals during the entire 5-year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given
Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

                                  16 PROSPECTUS

1.   Take no action. We will automatically apply your money to a new Guarantee
     Period of the same length as the expiring Guarantee Period. The new
     Guarantee Period will begin on the day the previous Guarantee Period ends.
     The new interest rate will be our current declared rate for a Guarantee
     Period of that length; or

2.   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3.   Instruct us to transfer all or a portion of your money to one or more
     Variable Subaccounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4.   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered.
     Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment
also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

..    that qualifies for one of the waivers as described on pages 25,

..    to satisfy the IRS minimum distribution rules for the Contract, or

..    a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a maturity equal to the Guarantee Period at its inception to the Treasury Rate for a maturity equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant
Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal from a
Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a
Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income
Plan. Conversely, if the Treasury Rate at the time you allocate money to a
Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  17 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short
Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost
Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a charge of.50% of the transfer amount but not less than $25, on each transfer in excess of 12 per
Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. The Contract permits us to defer transfers from the Fixed
Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30-day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Subaccounts so as to change the relative weighting of the Variable Subaccounts on which your variable income payments will be based. You may make up to 12 transfers per
Contract Year. You may not convert any portion of your fixed income payments into variable income payments. After 6 months from the Payout Start Date, you may make transfers from the Variable Subaccounts to increase the proportion of your income payments consisting of fixed income payments.

TELEPHONE TRANSFERS

You may make transfers by telephone. To give a third party authorization, you must first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. Calls completed before
3:00 p.m. will be effected on that day at that day's price. Calls completed after 3:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any
Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading
Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Subaccounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

                                  18 PROSPECTUS

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month from any Variable Subaccount, the Short Term
Dollar Cost Averaging Fixed Account, or the Extended Short Term Dollar Cost
Averaging Fixed Account, to any of the other Variable Subaccounts or the
Guarantee Periods. You may not use the Dollar Cost Averaging Program to transfer amounts from the Guarantee Periods. This program is available only during the
Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of Dollar Cost Averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. You may not use Dollar Cost Averaging and Portfolio
Rebalancing at the same time. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Subaccounts, the performance of each Subaccount may cause a shift in the percentage you allocated to each Subaccount. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Subaccount and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing
Program.

We will rebalance your account monthly, quarterly, semi-annually, or annually, depending on your instructions. We will transfer amounts among the Variable
Subaccounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Subaccounts. You want 40% to be in the Fidelity Growth Portfolio Variable
Subaccount and 60% to be in the OpCap Balanced portfolio Variable Subaccount.
Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity Growth Portfolio
Variable Subaccount now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity Growth
Portfolio Variable Subaccount and use the money to buy more units in the OpCap
Balanced portfolio Variable Subaccount so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. A one-time request to rebalance the amounts allocated to the
Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the
Accumulation Phase. We will automatically terminate this program if you request any transfer outside the Automatic Portfolio Rebalancing Program. Portfolio
rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments. You may not use Dollar Cost
Averaging and Portfolio Rebalancing at the same time.

                                  19 PROSPECTUS

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.25%
of the average daily net assets you have invested in the Variable Subaccounts
(1.50% if you select the Enhanced Death Benefit Rider; 1.45% if you select the
Income Benefit Rider; and 1.70% if you select both the Enhanced Death Benefit
Rider and the Income Benefit Rider), and an additional charge ranging from 0.15%
to 0.35% for the Enhanced Earnings Death Benefit described below.

The mortality and expense risk charge is for the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Income Benefit Rider and the Enhanced
Earnings Death Benefit Rider compensate us for the additional risk that we accept by providing these Riders.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase. After the Payout Start Date, mortality and expense risk charges for the Enhanced Death Benefit, the Income Benefit, and the Enhanced
Earnings Death Benefit will cease.

ENHANCED EARNINGS DEATH BENEFIT RIDER CHARGE

If you elect the Enhanced Earnings Death Benefit Rider, we will increase the
Mortality and Expense charge during the Accumulation Phase by the annual rates shown below based on the oldest Contract Owner's age on the Rider Date.

 AGE    ANNUAL CHARGE
-----   ------------
 0-55       0.15%
56-65       0.25%
66-75
            0.35%

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Subaccounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge up to 0.50% of the transfer amount, but not less than $25, per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% over an 8 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page 8. Beginning on January 1, 2004, if you make a withdrawal before the Payout
Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge penalty in effect on the following day, whichever is lower. Any Purchase Payments older than 8 years old, which have not been previously withdrawn, may be withdrawn without paying the withdrawal charge. During each Contract year, you can also withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments without paying the charge. New Purchase Payments are Purchase Payments received by us less than 8 years prior to withdrawal. Unused portions of this "FREE
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of calculating the withdrawal charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - The amount of Contract Value in excess of all purchase payments that have not previously been withdrawn;

SECOND. Old Purchase Payments - Purchase payments received by us more than eight years prior to the date of withdrawal which have not been previously withdrawn;

THIRD. New Purchase Payments that are not subject to a withdrawal charge; and

FOURTH. New Purchase Payments that are subject to a withdrawal charge.

For federal income tax purposes, withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. Free withdrawal amounts are not cumulative.

                                  20 PROSPECTUS

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market
Value Adjustment. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER.We will waive the withdrawal charge and any Market Value
Adjustment on all withdrawals taken prior to the Payout Start Date under your
Contract if the following conditions are satisfied:

1.   You or the Annuitant, if the Contract Owner is not a living person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2.   You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3.   A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the
Annuitant's immediate family, is the physician prescribing your or the
Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market
Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1.   you or the Annuitant (if the Contract Owner is not a living person) are first diagnosed with a terminal illness at least 30 days after the Issue
     Date; and

2.   you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value
Adjustment on one partial or a full withdrawal taken prior to the Payout Start
Date under your Contract, if you meet the following requirements:

1.   you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date;

2.   you or the Annuitant, if the Contract Owner is not a living person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3.   you or the Annuitant, if the Contract Owner is not a living person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the
Contract is issued, others are due when income payments begin or upon surrender.
Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.
At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account.
We will deduct for any taxes we incur as a result of the operation of the
Variable Account, whether or not we previously made a provision for taxes and whether or not

                                  21 PROSPECTUS

it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Subaccounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see page 9. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date.

The amount payable upon withdrawal is the Contract Value (or portion thereof)
next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment less any withdrawal charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable
Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options.
To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Variable Subaccounts according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire investment in a Variable
Subaccount.

If you request a total withdrawal, we may require you to return your Contract to
us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract is a non-qualified contract or IRA, you may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic withdrawals will be deducted from the
Variable Subaccounts and Fixed Account balances, excluding the Dollar Cost
Averaging Fixed Account Options, on a pro rata basis. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost
Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the value of the Variable Subaccounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. For income tax purposes, withdrawals are generally made from earnings first. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic
Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract
Value. Your Contract will terminate if you withdraw all of your Contract Value.
We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its
Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  22 PROSPECTUS

CONTRACT LOANS FOR 403(B) CONTRACTS

Subject to the restrictions described below, we will make loans to the Contract
Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA
Plan") under Section 403(b) of the Internal Revenue Code. Such loans are not available in Vermont. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout
Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Internal Revenue Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Payout Start Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Internal Revenue Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the LOAN ACCOUNT as
collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Subaccounts or Fixed Account as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from the
Variable Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Subaccounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the
Loan Account will equal the desired loan amount. We will charge a Withdrawal
Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)  the Death Proceeds;

(2)  full withdrawal proceeds;

(3)  the amount available for partial withdrawal;

(4)  the amount applied on the Payout Start Date to provide income payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed
Account and Dollar Cost Averaging Fixed Account Option). If your Purchase
Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market
Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in

                                  23 PROSPECTUS

payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your
Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be:

..    at least 30 days after the Issue Date; and

..    no later than the day the Annuitant reaches age 90, or the 10th Contract
     Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Subaccount assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).

                                  24 PROSPECTUS

In that case you may terminate all or part of the income payments at any time and withdraw their value, subject to withdrawal charges. For Variable Amount
Income Payments, the value you may withdraw is equal to the present value of the
Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the value you may withdraw is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your withdrawal request to determine income payments for a new Income Plan with a payment period equal to the remaining payment period of the income payments being terminated. The value you may withdraw may be higher or lower than it would have been using the interest rate that was initially used to calculate your Fixed Account Income Payments and your total payments
(withdrawal amount plus income payments already received) may be more or less than the amount applied to your Income Plan. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Subaccounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $50, and state law permits, we may:

..    pay you the Contract Value, adjusted by any applicable Market Value
     Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $50.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Subaccounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Subaccounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

INCOME BENEFIT RIDER

The Income Benefit Rider is no longer available. For Contract Owners and
Annuitants up to and including age 75. This Rider guarantees that the amount of income payments you receive will not be less than those determined by applying the Income Base, less any applicable taxes, to the minimum guaranteed rate
(rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). This Rider does not affect the amounts paid as a death benefit, partial withdrawal or surrender. The Rider is optional, has additional charges and may not be available in all states.

                                  25 PROSPECTUS

QUALIFICATIONS. To qualify for the income benefit payments under this Rider, you must meet the following requirements as of the Payout Start Date:

..    You must elect a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

..    The Payout Start Date must be prior to the oldest Annuitant's 90th birthday;

..    The Payout Start Date must occur during the 30 day period following a
     Contract Anniversary;

..    You must elect to receive fixed income payments, which will be calculated using the guaranteed payout rates listed in your Contract; and

..    The Income Plan you selected must provide for payments guaranteed for either a single life or joint lives with a specified period of at least:

..    10 years, if the youngest Annuitant's age is 80 or less on the Payout Start
     Date, or

..    5 years, if the youngest Annuitant's age is greater than 80 on the Payout
     Start Date.

..    Of course, if your Contract Value, applied to the then current payout rates offered by Lincoln Benefit, generates higher income payments than those provided under the Income Benefit Rider, you will receive the higher payment amount. You may also elect to apply your Contract Value to any other income plan that we offer at that time.

The Income Benefit Rider will no longer be in effect and the mortality and expense charge for the Rider will end upon the change of the named Annuitant for reasons other than death. We may discontinue offering these options at any time.

INCOME BASE

The Income Base is used solely for the purpose of calculating the GUARANTEED
INCOME BENEFIT under this Rider ("Guaranteed Income Benefit") and does not provide a Contract Value or guarantee performance of any investment option.

On the date we issue the Rider ("Rider Date"), the Income Base is equal to the
Contract Value. After the Rider Date, the Income Base plus any subsequent purchase payments and less a withdrawal adjustment (described below) for any subsequent withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of the Payout Start Date, or the first day of the month after the oldest Contract Owner's (or Annuitant's, if the Contract Owner is not a
living person) 85th birthday. The maximum Income Base is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

WITHDRAWAL ADJUSTMENT

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a) = the withdrawal amount

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Income Base

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan you elect.
The Income Plan you elect must satisfy the conditions described above.

On the Payout Start Date, the income payment will be the greater of the guaranteed Income Benefit or the Income Payment provided in the Payout Phase section.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  26 PROSPECTUS

DEATH BENEFITS

WE WILL PAY A DEATH BENEFIT PRIOR TO THE PAYOUT START DATE ON:

1.   the death of any Contract Owner or,

2.   the death of the Annuitant, if the Contract Owner is not a living person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiaries. If the Contract Owner is not a living person, in the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner.

A claim for a distribution on death must include DUE PROOF OF DEATH. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete claim for payment of the Death Benefit. We will accept the following documentation as "Due Proof of Death":

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Your beneficiary should submit a complete claim for payment of the Death Benefit within 180 days of the relevant death in order to claim the standard or enhanced
Death Benefit. If your beneficiary does not submit a complete claim for payment of the Death Benefit within 180 days of the relevant death, the beneficiary will be paid the Contract Value which may be adjusted as described in "Death Benefit
Payments" on page 34. You may specify that the death benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the standard Death
Benefit is equal to the greatest of:

..    the sum of all Purchase Payments reduced by withdrawal adjustments. The withdrawal adjustment for Purchase Payments is equal to (a) divided by (b), with the result multiplied by (c) where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the sum of all prior purchase payments adjusted by any prior withdrawals; or

..    the Contract Value on the date we determine the Death Benefit, or

..    the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value, i.e., the Contract Value adjusted by any market value adjustment, less any applicable withdrawal charge or premium tax) on the date we determine the Death Benefit, or

..    the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the Death Benefit, increased by any purchase payment made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals since that Death Benefit Anniversary.

In other words, for each Death Benefit Anniversary that occurs prior to the date we determine the Death Benefit, we will calculate an amount equal to the
Contract Value on that Death Benefit Anniversary, plus any purchase payments made since that Death Benefit Anniversary, and minus an adjustment for any withdrawals made since that Death Benefit Anniversary. (The calculation of the withdrawal adjustment is described on page 33.) If there are multiple Death
Benefit Anniversaries, we will make multiple calculations. The highest result will be compared to the other three values listed above in order to determine the Death Benefit.

"Death Benefit Anniversaries" occur every 7th Contract anniversary until the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the
Contract Owner is not a living person. The Contract Anniversary immediately following the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person, will also be a Death
Benefit Anniversary and is the final Death Benefit Anniversary.

The Death Benefit Anniversary withdrawal adjustment is equal to (a) divided by
(b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the Death Benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  27 PROSPECTUS

ENHANCED DEATH BENEFIT RIDER

The Enhanced Death Benefit Rider is an optional benefit that you may elect if the Contract Owners and Annuitants are not older than age 80 on the date we receive the application, or the date we receive the written request to add this
Rider, whichever is later. If the Contract Owner is a living individual, the
Enhanced Death Benefit applies only upon the death of the Contract Owner. If the
Contract Owner is not a living individual, the Enhanced Death Benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death
Benefit Rider, the death benefit will be the greatest of the standard death benefit above, or the Enhanced Death Benefit. The Enhanced Death Benefit is
equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B.
Enhanced Death Benefit A or B may not be available in all states. This rider will automatically terminate on the Payout Start Date.

The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract. The Enhanced
Death Benefit Rider and the mortality and expense charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract
Owner is not a living person) for reasons other than death.

ENHANCED DEATH BENEFIT A. On the date we issue the Rider ("RIDER DATE"),
Enhanced Death Benefit A is equal to the Contract Value on that date. After the
Rider Date, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by a withdrawal adjustment, as described below, for any partial withdrawals since that Anniversary.

We will calculate Anniversary Values for each Contract Anniversary up until the earlier of:

..    the date we determine the death benefit; or

..    the first Contract Anniversary following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = is the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Enhanced Death Benefit A.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B on the Rider Date is
equal to the Contract Value on that date. After the Rider Date, the Enhanced
Death Benefit B, plus any subsequent purchase payments and less a withdrawal adjustment, as described below, will accumulate daily at a rate equivalent to 5%
per year until the earlier of:

..    the date we determine the death benefit; or

..    the first day of the month following the oldest Contract Owner's or, if the
     Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit B only for purchase payments and withdrawals. The maximum amount of Enhanced Death Benefit
B is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = is the most recently calculated Enhanced Death Benefit B.

ENHANCED EARNINGS DEATH BENEFIT RIDER

For Contract Owners and Annuitants up to and including age 75, the Enhanced
Earnings Death Benefit Rider is an optional benefit that you may elect.

If the Contract Owner is a living person, the Enhanced Earnings Death Benefit
Rider applies only upon the death of the Contract Owner. If the Contract Owner is not a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Annuitant. The Enhanced Earnings Death Benefit Rider and
the annual charge for the Rider will terminate upon the change of Contract Owner
(or the Annuitant if the Contract Owner is not a living person) for reasons other than death. The Rider may not be available in all states. We may discontinue the offering of the Rider at any time. This rider will automatically terminate on the Payout Start Date.

Under the Enhanced Earnings Death Benefit Rider, the Enhanced Earnings Death
Benefit is determined as follows:

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is age 55 or younger on the date we receive the completed application, or we receive written request to add this

                                  28 PROSPECTUS

rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 100% of IN-FORCE PREMIUM (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 80% of the In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 40% of In-Force Earning, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.

For purpose of calculating the Enhanced Earnings Death Benefit, the following definitions apply:

..    In-Force Earnings is the greater of (a) the current Contract Value less the
     In-Force Premium; or (b) zero.

..    In-Force Premiums are defined as follows:

..    If the Rider Date is the same as the Issue Date of the Contract:

..    The sum of all the purchase payments less the sum of all the
     Excess-of-Earnings Withdrawals.

..    If the Rider Date is later than the Contract issue date:

..    The Contract Value as of Rider Date plus all the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date Excess-of-Earnings Withdrawals are defined as follows:

..    For each withdrawal, this amount is equal to the amount, if any, by which the withdrawal exceeds the In-Force Earnings immediately prior to the withdrawal.

We will calculate the Enhanced Earnings Death Benefit Rider as of the date we receive Due Proof of Death. We will pay the Enhanced Earnings Death Benefit with the death benefit as described under "Death Benefit Payments" below.

The value of the Enhanced Earnings Death Benefit largely depends on the amount of earnings that accumulate under your Contract. If you expect to withdraw the earnings from your Contract Value, electing the Enhanced Earnings Death Benefit
Rider may not be appropriate. For purposes of calculating the Enhanced Earnings
Death Benefit, earnings are considered to be withdrawn first before purchase payments. Your financial advisor can help you decide if the Enhanced Earnings
Death Benefit Rider is right for you.

For examples of how the death benefit is calculated under the Enhanced Earnings
Death Benefit Rider, see Appendix C.

DEATH BENEFIT PAYMENTS

1.   If the sole new Contract Owner is your spouse:

(a)  Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described above in a lump sum.

(b)  Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income
     Plan. Payments from the Income Plan must begin within one year of your date of death. The payments must be:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

If your spouse chooses to continue the Contract or, does not elect one of the options above within 180 days of your death, the Contract will continue in the
Accumulation Phase as if no death has occurred. If the Contract continues in the
Accumulation Phase, the following conditions apply:

(a)  On the date the Contract is continued, the Contract Value will be the Death
     Benefit as determined as of the Valuation Date on which we received due proof of death (the next Valuation Date, if we receive due proof of death after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit amount over the Contract
     Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for payment of the

                                  29 PROSPECTUS

Death Benefit, except that any portion of this excess attributable to the Fixed
Account Options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfers without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

(iii) transfer all or a portion of the excess into a combination of Subaccounts, or the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract. The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market
Value Adjustment.

After the Contract is continued, prior to the Payout Start Date, the Death
Benefit of the continued Contract will be the greatest of:

(a)  the sum of all purchase payments reduced by any withdrawal adjustments; or

(b)  the Contract Value on the date we determine the Death Benefit; or

(c)  the Settlement Value on the date we determine the Death Benefit; or

(d)  the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any Purchase Payments made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals, as defined in the Death Benefit provision.

Please see DEATH BENEFIT AMOUNT on page 32 for a detailed explanation of how these amounts are calculated.

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person, the new Contract Owner has the following options:

(a)  The new Contract Owner may elect, within 180 days of the date of your death, to receive the Death Benefit in a lump sum.

(b)  The new Contract Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an
     Income Plan. Payments from the annuity option must begin within one year of your date of death. The Payments must be:

(i) over the life of the new Contract Owner, or for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new
Contract Owner; or

(ii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new
Contract Owner.

(c)  If the New Owner does not elect one of the options above within 180 days of death, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received a complete request for settlement, which includes Due
     Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 p.m. Central Time), we will allocate the excess to the Variable
     Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the TRANSFERS section during this
     5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5-year period.

If the New Owner dies prior to receiving all of the Contract Value, then the New
Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

3.   If the new Contract Owner is a non-Living Person, the new Contract Owner
     has the following options:

(a)  The non-living Contract Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

(b)  If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death.
     Under this option, if the Settlement Value is greater than the Contract
     Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after
     3:00 pm Central Time), we will allocate the excess to the Variable
     Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the Transfers provision during this
     5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

                                  30 PROSPECTUS

We reserve the right to offer additional options upon Death of Owner. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner.

If any new Contract Owner is not a Living Person, all new Contract Owners will be considered to be non-Living Persons for the above purposes.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the Contract Owner must elect one of the following options:

1.   If the Contract Owner is a Living Person, the Contract will continue with a new Annuitant as described on page 12.

2.   If the Contract Owner is not a Living Person:

(a)  The non-living Contract Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

(b)  If the Contract Owner does not elect the above option, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this option, if the Settlement Value is greater than the
     Contract Value as determined as of the Valuation Date on which we received
     Due Proof of Death (the next Valuation Date, if we receive Due Proof of
     Death after 3:00 pm Central Time), we will allocate the excess to the
     Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable
     Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the
     Contract Owner may then exercise all rights as set forth in the TRANSFERS section during this 5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

If the non-living Contract Owner does not make one of the above described elections, the Settlement Value must be withdrawn by a non-living Contract Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

MORE INFORMATION

LINCOLN BENEFIT LIFE COMPANY.

Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142.
Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company
("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of
Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Variable Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate
Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Variable Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

THE VARIABLE ACCOUNT

Lincoln Benefit established the Lincoln Benefit Life Variable Annuity Account in
1992. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or
Lincoln Benefit.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Nebraska law. That means we account for the Variable
Account's income, gains and losses separately from the results of our

                                  31 PROSPECTUS

other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account consists of Variable Subaccounts. Each Variable Subaccount invests in a corresponding Portfolio. We may add new Variable Subaccounts or
eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Subaccounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Subaccounts or the
Portfolios. We may use the Variable Account to fund our other annuity contracts.
We will account separately for each type of annuity contract funded by the
Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Subaccount by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable
Subaccounts that invest in additional underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.
Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

 DISTRIBUTION. The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 7.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to
1.5% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.
Lincoln Benefit does not pay ALFS a commission for distribution of the
Contracts. The

                                  32 PROSPECTUS

underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within a employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel
and Assistant Secretary of Lincoln Benefit.

                                  33 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Variable

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  34 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  35 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  36 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age

                                  37 PROSPECTUS

59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement
Annuity.

                                  38 PROSPECTUS

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  39 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. the address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska, 68501-0469 or 800-865-5237.

                                  40 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUES

The Accumulation Unit Value is a unit of measure used to calculate the value of a Contract Owner's interest in a Variable Subaccount for any Valuation Period.
An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
Administrative Expense Charge. The beginning value for 2001 reflects the
Accumulation Unit Value as of August 10, 2001, the effective date of the
Registration Statement for this Contract. We maintain different Accumulation
Unit Values for Base Contracts with different combinations of optional riders because the charges deducted from the Subaccounts are different. This Appendix includes Accumulation Unit Values reflecting the highest and lowest available
Contract charge combinations. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all the other available combinations of optional riders. A brief explanation of how performance of the Subaccounts is calculated may also be found in the
Statement of Additional Information. Please contact us at 1-800-865-5237 to obtain a copy of the Statement of Additional Information.

BASE POLICY WITH NO OPTIONAL RIDERS

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM  Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  6.537
 Accumulation Unit Value Ending              $   9.77  $   6.537  $  8.865
 Number of Units Outstanding at End of          6,717     37,747    49,569
 Year
--------------------------------------------------------------------------
Alger American Growth
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.361
 Number of Units Outstanding at End of             --         --    16,344
 Year
--------------------------------------------------------------------------
Fidelity Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.873
 Accumulation Unit Value Ending              $   9.63  $   7.873  $ 10.099
 Number of Units Outstanding at End of          7,233    176,376   291,454
 Year
--------------------------------------------------------------------------
Fidelity VIP Growth P
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.461
 Number of Units Outstanding at End of             --         --    42,866
 Year
--------------------------------------------------------------------------
Fidelity Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 11.021
 Accumulation Unit Value Ending              $  10.15  $  11.021  $ 11.409
 Number of Units Outstanding at End of         10,192    204,156   340,857
 Year
--------------------------------------------------------------------------
Fidelity Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.35  $  7.339
 Accumulation Unit Value Ending              $   9.35  $   7.339  $ 10.356
 Number of Units Outstanding at End of            110      2,203    46,826
 Year
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation P
(3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.69  $  9.136
 Accumulation Unit Value Ending              $  10.69  $   9.136  $ 12.021
 Number of Units Outstanding at End of            391     14,107    26,635
 Year
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.060
 Accumulation Unit Value Ending              $   9.63  $   7.060  $  8.614
 Number of Units Outstanding at End of          3,165     97,061    77,756
 Year
--------------------------------------------------------------------------
Lazard Retirement Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.92  $  9.639
 Accumulation Unit Value Ending              $   9.92  $   9.639  $ 14.544
 Number of Units Outstanding at End of              0      4,579     9,947
 Year
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 AAccumulation Unit Value Beginning          $  10.00  $    9.41  $  6.348
 Accumulation Unit Value Ending              $   9.41  $   6.348  $  8.686
 Number of Units Outstanding at End of            649     22,935    45,902
 Year
--------------------------------------------------------------------------

                                 41 PROSPECTUS

LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  7.768
 Accumulation Unit Value Ending              $   9.64  $   7.768  $  9.902
 Number of Units Outstanding at End of         18,088    152,064   238,048
 Year
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.416
 Accumulation Unit Value Ending              $   9.60  $   7.416  $  9.761
 Number of Units Outstanding at End of         13,440    193,154   241,742
 Year
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.76  $  7.103
 Accumulation Unit Value Ending              $   9.76  $   7.103  $  8.776
 Number of Units Outstanding at End of          3,387     91,543   224,286
 Year
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  7.059
 Accumulation Unit Value Ending              $  10.03  $   7.059  $  9.077
 Number of Units Outstanding at End of          2,459     53,255   107,302
 Year
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59        --
 Accumulation Unit Value Ending              $   9.59  $   7.073        --
 Number of Units Outstanding at End of          1,065     64,810        --
 Year
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  7.962
 Accumulation Unit Value Ending              $  10.00  $   7.962  $ 10.432
 Number of Units Outstanding at End of          9,409     97,423   130,830
 Year
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  5.768
 Accumulation Unit Value Ending              $  10.06  $   5.768  $  8.361
 Number of Units Outstanding at End of            352     17,828    26,548
 Year
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.97  $  6.901
 Accumulation Unit Value Ending              $   9.97  $   6.901  $  8.405
 Number of Units Outstanding at End of          1,703     27,593   109,311
 Year
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.225
 Accumulation Unit Value Ending              $   9.68  $   7.225  $  8.806
 Number of Units Outstanding at End of            856     31,959    53,695
 Year
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.731
 Accumulation Unit Value Ending              $  10.66  $   9.731  $ 13.418
 Number of Units Outstanding at End of          7,420     82,491   122,723
 Year
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.62  $  7.389
 Accumulation Unit Value Ending              $   9.62  $   7.389  $  9.508
 Number of Units Outstanding at End of          2,032     38,421    98,093
 Year
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.35  $  6.963
 Accumulation Unit Value Ending              $  10.35  $   6.963  $  9.166
 Number of Units Outstanding at End of          1,040     63,132    81,084
 Year
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.96  $  6.813
 Accumulation Unit Value Ending              $   8.96  $   6.813  $  9.112
 Number of Units Outstanding at End of         12,557     38,681    50,267
 Year
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  4.768
 Accumulation Unit Value Ending              $   9.59  $   4.768  $  7.683
 Number of Units Outstanding at End of            906     18,884    56,004
 Year
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $  7.802
 Accumulation Unit Value Ending              $  10.09  $   7.802  $ 10.980
 Number of Units Outstanding at End of            536     34,675    59,114
 Year
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.11  $  6.781
 Accumulation Unit Value Ending              $   9.11  $   6.781  $  9.735
 Number of Units Outstanding at End of          1,054     23,843    23,597
 Year
--------------------------------------------------------------------------

                                 42 PROSPECTUS

Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.30  $  8.545
 Accumulation Unit Value Ending              $  10.30  $   8.545  $ 12.160
 Number of Units Outstanding at End of          2,185     52,157    87,171
 Year
--------------------------------------------------------------------------
PIMCO Foreign Bond (U.S. Dollar-Hedged)
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.806
 Accumulation Unit Value Ending              $  10.12  $  10.806  $ 10.901
 Number of Units Outstanding at End of            575     49,021    71,226
 Year
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.04  $ 10.048
 Accumulation Unit Value Ending              $  10.04  $  10.048  $  9.983
 Number of Units Outstanding at End of         23,597    289,545   388,312
 Year
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 10.482
 Number of Units Outstanding at End of             --         --    22,724
 Year
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 10.919
 Accumulation Unit Value Ending              $  10.15  $  10.919  $ 11.314
 Number of Units Outstanding at End of         22,113    370,770   504,244
 Year
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.683
 Accumulation Unit Value Ending              $   9.89  $   9.683  $ 12.088
 Number of Units Outstanding at End of          4,328     49,831   121,267
 Year
--------------------------------------------------------------------------
Putnam International Growth and Income
Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.44  $  8.034
 Accumulation Unit Value Ending              $   9.44  $   8.034  $ 10.925
 Number of Units Outstanding at End of            935     19,992    36,251
 Year
--------------------------------------------------------------------------
Rydex VT OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.80  $  5.913
 Accumulation Unit Value Ending              $   9.80  $   5.913  $  8.483
 Number of Units Outstanding at End of            577     23,308    31,257
 Year
--------------------------------------------------------------------------
Rydex VT Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.471
 Number of Units Outstanding at End of             --         --     1,384
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.159
 Accumulation Unit Value Ending              $   9.68  $   7.159  $  9.819
 Number of Units Outstanding at End of          1,864    101,018    82,721
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund
(2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.170
 Number of Units Outstanding at End of             --         --     1,561
 Year
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.119
 Number of Units Outstanding at End of             --         --    27,529
 Year
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.867
 Number of Units Outstanding at End of             --         --    10,762
 Year
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.49  $  8.683
 Accumulation Unit Value Ending              $   9.49  $   8.683  $ 10.768
 Number of Units Outstanding at End of          7,458     45,587    70,594
 Year
--------------------------------------------------------------------------

                                 43 PROSPECTUS

Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  8.108
 Accumulation Unit Value Ending              $   9.64  $   8.108  $ 10.212
 Number of Units Outstanding at End of          8,115    139,022   223,485
 Year
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.780
 Number of Units Outstanding at End of             --         --     9,773
 Year
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

                                  44 PROSPECTUS

(3)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Series Capital
     Appreciation Variable Sub-Account.

(4)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(5)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares

(9)  Morgan Stanley Investment Management, Inc., the adviser to the UIF
     Portfolios, does business in certain instances usingthe name Van Kampen.

BASE POLICY WITH ENHANCED DEATH BENEFIT RIDER, INCOME BENEFIT RIDER AND ENHANCED
EARNINGS DEATH BENEFIT RIDER (66-75)

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.74  $  6.464
 Accumulation Unit Value Ending              $   9.74  $   6.464  $  8.695
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Alger American Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.294
 Number of Units Outstanding at End of Year        --         --     2,501
--------------------------------------------------------------------------
Fidelity VIP Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.786
 Accumulation Unit Value Ending              $   9.60  $   7.786  $  9.906
 Number of Units Outstanding at End of Year         0      4,628     5,624
--------------------------------------------------------------------------
Fidelity VIP Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.394
 Number of Units Outstanding at End of Year        --         --     1,046
--------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.898
 Accumulation Unit Value Ending              $  10.12  $  10.898  $ 11.191
 Number of Units Outstanding at End of Year         0      2,777     3,709
--------------------------------------------------------------------------
Fidelity VIP Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.32  $  7.257
 Accumulation Unit Value Ending              $   9.32  $   7.257  $ 10.158
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation (3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.034
 Accumulation Unit Value Ending              $  10.66  $   9.034  $ 11.791
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  6.982
 Accumulation Unit Value Ending              $   9.60  $   6.982  $  8.449
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 45 PROSPECTUS

Lazard Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.532
 Accumulation Unit Value Ending              $   9.89  $   9.532  $ 14.265
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.38  $  6.277
 Accumulation Unit Value Ending              $   9.38  $   6.277  $  8.519
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  7.681
 Accumulation Unit Value Ending              $   9.61  $   7.681  $  9.712
 Number of Units Outstanding at End of Year         0        790     1,466
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.57  $  7.333
 Accumulation Unit Value Ending              $   9.57  $   7.333  $  9.574
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.73  $  7.024
 Accumulation Unit Value Ending              $   9.73  $   7.024  $  8.608
 Number of Units Outstanding at End of Year         0          0       756
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  6.980
 Accumulation Unit Value Ending              $  10.00  $   6.980  $  8.903
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.56        --
 Accumulation Unit Value Ending              $   9.56  $   6.961        --
 Number of Units Outstanding at End of Year         0          0        --
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $    9.96  $  7.866
 Accumulation Unit Value Ending              $   9.96  $   7.866  $ 10.232
 Number of Units Outstanding at End of Year         0          0       630
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  5.704
 Accumulation Unit Value Ending              $  10.03  $   5.704  $  8.201
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.94  $  6.824
 Accumulation Unit Value Ending              $   9.94  $   6.824  $  8.244
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.66  $  7.142
 Accumulation Unit Value Ending              $   9.66  $   7.142  $  8.637
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.63  $  9.602
 Accumulation Unit Value Ending              $  10.63  $   9.602  $ 13.162
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  7.306
 Accumulation Unit Value Ending              $   9.59  $   7.306  $  9.326
 Number of Units Outstanding at End of Year         0          0     1,401
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.32  $  6.886
 Accumulation Unit Value Ending              $  10.32  $   6.886  $  8.990
 Number of Units Outstanding at End of Year         0          0       370
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.93  $  6.737
 Accumulation Unit Value Ending              $   8.93  $   6.737  $  8.937
 Number of Units Outstanding at End of Year         0          0       399
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.56  $  4.715
 Accumulation Unit Value Ending              $   9.56  $   4.715  $  7.536
 Number of Units Outstanding at End of Year         0          0     4,942
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  7.715
 Accumulation Unit Value Ending              $  10.06  $   7.715  $ 10.770
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.08  $  6.705
 Accumulation Unit Value Ending              $   9.08  $   6.705  $  9.549
 Number of Units Outstanding at End of Year         0          0       387
--------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.27  $  8.450
 Accumulation Unit Value Ending              $  10.27  $   8.450  $ 11.927
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 46 PROSPECTUS

PIMCO Foreign Bond (U.S. Dollar-Hedged) (8)
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $ 10.686
 Accumulation Unit Value Ending              $  10.09  $  10.686  $ 10.692
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.01  $  9.936
 Accumulation Unit Value Ending              $  10.01  $   9.936  $  9.792
 Number of Units Outstanding at End of Year         0          0     1,275
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 10.425
 Number of Units Outstanding at End of Year        --         --     1,193
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.797
 Accumulation Unit Value Ending              $  10.12  $  10.797  $ 11.098
 Number of Units Outstanding at End of Year         0      2,792     7,241
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.86  $  9.576
 Accumulation Unit Value Ending              $   9.86  $   9.576  $ 11.857
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Putnam International Growth and Income Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.42  $  7.944
 Accumulation Unit Value Ending              $   9.42  $   7.944  $ 10.716
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Rydex OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  5.847
 Accumulation Unit Value Ending              $   9.77  $   5.847  $  8.321
 Number of Units Outstanding at End of Year         0          0     1,833
--------------------------------------------------------------------------
Rydex Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.403
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.65  $  7.079
 Accumulation Unit Value Ending              $   9.65  $   7.079  $  9.631
 Number of Units Outstanding at End of Year         0          0       678
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.099
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.053
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.792
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth (7)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  8.017
 Accumulation Unit Value Ending              $   9.61  $   8.017  $ 10.016
 Number of Units Outstanding at End of Year         0          0       357
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.46  $  8.556
 Accumulation Unit Value Ending              $   9.46  $   8.556  $ 10.562
 Number of Units Outstanding at End of Year         0          0     3,961
--------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.711
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04,

                                  47 PROSPECTUS

     we transferred the value of the LSA Balanced Variable Sub-Account and the
     LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable
     Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon
     Brothers Variable Investors Variable Sub-Account, respectively.

(3)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Series Capital
     Appreciation Variable Sub-Account.

(4)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(5)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares

(9)  Morgan Stanley Investment Management, Inc., the adviser to the UIF
     Portfolios, does business in certain instances usingthe name Van Kampen.

                                  48 PROSPECTUS

APPENDIX B

MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I =  the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period;

J =  the Treasury Rate for a maturity equal to the term length of the
     Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be
     ("Market Value Adjustment Date").

N =  the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout State
     Date to the end of the Guarantee Period.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J +.0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred, withdrawn, paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.

                          EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:          $10,000 allocated to a Guarantee Period
Guarantee Period:          5 years
Interest Rate:             4.50%
Full Withdrawal:           End of Contract Year 3
I (5-Year Treasury Rate):  4.50%

NOTE: These examples assume that premium taxes are not applicable and that previous withdrawals have not been taken.

                  EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract
 Value at End of Contract
 Year 3:                        = $10,000.00 X (1.045)/3/ = 11,411.66

Step 2: Calculate the Free
 Withdrawal Amount:             = .15 X ($10,000.00) = $1,500.00
                                  (GREATER THAN $1,411.66 EARNINGS IN
                                  THE CONTRACT)

Step 3: Calculate the
 Withdrawal Charge:
Under the Contract, earnings
are deemed to be withdrawn
before Purchase
Payments. Accordingly, in this
example, the amount of the
Purchase Payment eligible for
free withdrawal would equal
the Free Withdrawal Amount
less the interest credited or
88.34 ( 1,500.00 - 1,411.66)
Therefore, the Withdrawal
Charge would be                 = .07 X ($10,000 - $88.34) = $693.82

Step 4: Calculate the Market
 Value Adjustment:              I = 4.50%
                                J = 4.20% (5-Year Treasury Rate at
                                          time of withdrawal)
                                     730 DAYS
                                N = --------- = 2
                                     365 DAYS

                                Market Value Adjustment Factor:
                                .9 X [I - (J + .0025)] X N
                                =.9 X [.045 - (.042 +.0025)] X 2 =.0009
                                Market Value Adjustment = Market Value
                                Adjustment Factor X Amount Subject To
                                Market Value Adjustment:
                                = .0009 X $11,411.66 = $10.27

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 + $10.27 = $10,728.11

                                  49 PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract
Value at End of Contract
Year 3:                         = $10,000.00 X (1.045)/3/ =  $11,411.66

Step 2: Calculate The Free
Withdrawal Amount:              = .15 X ($10,000.00) = $1,500.00
                                (GREATER THAN $1,411.66 IN EARNINGS)

Step 3: Calculate the
Withdrawal Charge:
As above, in this example, the
amount of the Purchase Payment
eligible for free withdrawal
would equal the Free
Withdrawal Amount less the
interest credited or 88.34
(1,500 - 1,411.66). Therefore,
the Withdrawal Charge would be  = .07 X ($10,000.00 - $88.34) = $693.82

Step 4: Calculate the Market
Value Adjustment:
(5-Year Treasury Rate at time
of withdrawal)                  J = 4.80%
                                     730 DAYS
                                N = ---------- = 2
                                     365 DAYS

                                MARKET VALUE ADJUSTMENT FACTOR:
                                .9 X [I - (J +.0025)] X N
                                =.9 X [(.045 - (.048 +.0025)] X (2) = -.0099
                                MARKET VALUE ADJUSTMENT = MARKET VALUE
                                ADJUSTMENT FACTOR X AMOUNT SUBJECT TO MARKET
                                VALUE ADJUSTMENT:
                                = -.0099 X $11,411.66 = -( $112.98)

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 - $112.98 = $10,604.86

                                  50 PROSPECTUS

APPENDIX C

CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT

EXAMPLE 1: In this example, assume that the oldest Contract Owner is age 55 at the time the Contract is issued and elects the Enhanced Earnings Death Benefit
Rider when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date
Lincoln Benefit receives Due Proof Of Death, the Contract Value is $125,000.
Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                = 0
Purchase Payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $100,000 ($100,000 + 0 - 0)
In-Force Earnings                             = $25,000 ($125,000 - $100,000)
ENHANCED EARNINGS PROTECTION DEATH BENEFIT    = 50% * $25,000 = $12,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium
(excluding purchase payments in the 12 months prior to death), the In-Force
Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In the second example, assume the same facts as above, except that the Contract
Owner has taken a withdrawal of $10,000 during the second year of the Contract.
At the time the withdrawal is taken, the Contract Value is $105,000. Here,
$5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives Due
Proof of Death will be assumed to be $114,000.

Excess-of-Earnings Withdrawals                = $5,000 ($10,000 - $5,000)
Purchase payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $95,000 ($100,000 + 0 -$5,000)
In-Force Earnings                             = $19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit               = 50% x $19,000 =  $9,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium
(excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death
Benefit amount.

EXAMPLE 3.

This third example is intended to illustrate the effect of adding the Enhanced
Earnings Death Benefit Rider after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract
Owner is age 65 on the Rider Date. At the time the Contract is issued, the
Contract Owner makes a purchase payment of $100,000. After two years pass, the
Contract Owner elects to add the Enhanced Earnings Death Benefit Rider. On the
date this Rider is added, the Contract Value is $110,000. Two years later, the
Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the
Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives Due Proof of Death.

Excess-of-Earnings Withdrawals      = $30,000 ($50,000 - $20,000)
Purchase payments in the 12 months
after the Rider Date and prior to
Death                               = 0
In-Force Premium                    = $120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings                   = $20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit     = 40% of $20,000 = $8,000

In this example, In-Force Premium is equal to the Contract Value on the date the
Rider was issued plus the additional purchase payment and minus the
Excess-of-Earnings Withdrawal.

                                  51 PROSPECTUS

Since 40% of In-Force Earnings is less than 80% of the In-Force Premium
(excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death
Benefit amount.

                                  52 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

DESCRIPTION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchases of Contract

          Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
                     Calculation of Accumulation Unit Values

                              Net Investment Factor

                     Calculation of Variable Income Payments

                       Calculation of Annuity Unit Values

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

APPENDIX A ACCUMULATION UNIT VALUES

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  53 PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$96
Legal fees	$8,000
Accounting fees	$19,277
Mailing fees	$377

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.	Description

1	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

3(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203372).

3(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (File No. 333-180371) dated March 27, 2012).

5(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203372).

5(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203372).

5(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203372).

5(g)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

10.2	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

10.4	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012.(SEC File No. 000-31248)

10.11	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013.(SEC File No. 333-180372)

10.12	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

10.13	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

10.14	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203372)

10.15	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

10.16	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

10.17	Form of Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of Karl Chappell, Keith Gubbay and Simon Packer. Filed herewith.

10.18	Form of Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

10.19	Form of Amendment to Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

11	None

12	None

15	Not applicable.

16	None

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203372).

23	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25	None

26	None

99	Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exhibit No.	Description

(1)	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

(1)(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

(3)(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203372).

(3)(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

(4)(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(4)(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(5)(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

(5)(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (File No. 333-158181) dated March 24, 2009.

(5)(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (File No. 333-180371) dated March 27, 2012).

(5)(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203372).

(5)(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203372).

(5)(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203372).

(5)(g)	Opinion and Consent of Counsel regarding legality. Filed herewith.

(10)(1)	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

(10)(2)	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(3)	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

(10)(4)	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

(10)(5)	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(6)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(7)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(8)	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

(10)(9)	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

(10)(10)	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012.(SEC File No. 000-31248)

(10)(11)	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013.(SEC File No. 333-180372)

(10)(12)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

(10)(13)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

(10)(14)	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203372)

(10)(15)	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

(10)(16)	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180372)

(10)(17)	Form of Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of Karl Chappell, Keith Gubbay and Simon Packer. Filed herewith.

(10)(18)	Form of Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

(10)(19)	Form of Amendment to Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

(21)	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203372).

(23)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

(24)	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

(99)	Experts. Filed herewith.

(101)(INS)	XBRL Instance Document

(101)(SCH)	XBRL Taxonomy Extension Schema

(101)(CAL)	XBRL Taxonomy Extension Calculation Linkbase

(101)(DEF)	XBRL Taxonomy Extension Definition Linkbase

(101)(LAB)	XBRL Taxonomy Extension Label Linkbase

(101)(PRE)	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 2nd day of April, 2018.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/ W. Weldon Wilson
W. Weldon Wilson
Director, Chief Executive Officer and President

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 2nd day of April, 2018.

SIGNATURE	TITLE

*Richard Carbone	Director
Richard Carbone

*Clive Cowdery	Director
Clive Cowdery

*Ann Frohman	Director
Ann Frohman

*Jon Hack	Director
Jon Hack

*Robert Stein	Director
Robert Stein

*Grace Vandecruze	Director
Grace Vandecruze

*Stephen Paul Campbell	Director
Stephen Paul Campbell

/s/ W. Weldon Wilson	Director, Chief Executive Officer and President (Principal Executive Officer)
W. Weldon Wilson

/s/ Robyn Wyatt	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)
Robyn Wyatt

*By: /s/ Robyn Wyatt, pursuant to Power of Attorney.